Exhibit 10.1

EXHIBIT 10.1 TO FORM 8-K

AFFIRMATIVE INSURANCE HOLDINGS, INC.

BON CARRE’ BUSINESS CENTER, II, LLC

LESSEE: AFFIRMATIVE PROPERTY HOLDINGS, INC.

ARTICLE I – PREMISES, TERM AND USE
1.01—Leased Premises
1.02—Commencement Date
1.03—Delivery of Possession
1.04—Use

ARTICLE II – FIXED RENT, OPTION TO EXTEND, ADJUSTMENTS TO RENTAL
2.01—Fixed Rent
2.02—Security Deposit
2.03—Option to Extend
2.04—Taxes
2.05—Increase in Operating Costs
2.06—Option to Terminate

ARTICLE III – CONSTRUCTION
3.01—Leasehold Improvements

ARTICLE IV – SERVICES TO BE FURNISHED BY LESSOR
4.01—Lessor Services
4.02—Maintenance and Repairs
4.03—Elevators (Intentionally Deleted)
4.04—Keys
4.05—Excessive Electrical Load
4.06—Signs
4.07—Lessee’s Janitorial Services (Intentionally Deleted)
4.08—Peaceful Possession

ARTICLE V – LESSEE AGREES AS FOLLOWS:
5.01—Maintenance, Repairs and Re-entry
5.02—Services
5.03—Assignment or Subletting, Additions and Improvements
5.04—Special Equipment
5.05—Indemnity; Liability
5.06—Public Liability Insurance
5.07—Rules of Building
5.08—Right of Entry
5.09—Use of Building Name
5.10—Defacing Premises, Overloading, Etc.
5.11—Freight, etc.

ARTICLE VI – LESSOR AND LESSEE MUTUALLY AGREE AS FOLLOWS:
6.01—Loss or Damage
6.02—Abandonment
6.03—Loss by Fire or Other Causes
6.04—Eminent Domain
6.05—Amendment to Lease
6.06—Transfer of Lessor’s Rights
6.07—Force Majeure
6.08—Subordination
6.09—Continuation of Lease After Termination
6.10—Holding Over

ARTICLE VII – DEFAULT
7.01—Events of Default
7.02—Amount Recoverable
7.03—Cumulative Remedies
7.04—Attorney’s Fee
7.05—Waiver

ARTICLE VIII – MISCELLANEOUS
8.01—Notices
8.02—Additional Clauses
8.03—Successors and Assigns
8.04—No Accord and Satisfaction
8.05—Headings
8.06—No Reservation, Etc.
8.07—Mortgage
8.08—Severability
8.09—In Solido Obligation
8.10—Late Charge
8.11—Time of Essence (Intentionally Deleted)
8.12—Mechanic’s Lien
8.13—Counterparts
8.14—Parking
8.15—Use of Common Areas
8.16—Applicable Law
8.17—Recording
8.18—Entire Agreement
8.19—No Partnership

Lessor:	CGG

Lessee:	MJM

8.20—Other Provisions

ATTACHMENTS:
Exhibit “A” Lessor and Lessee Construction Obligation
Exhibit “A-1” Leased Premises
Exhibit “A-2” Leased Premises
Exhibit “B” Rules and Regulations
Exhibit “C” Legal Description of Business Center
Exhibit “D” Signage Criteria Regions
Exhibit “E” Commencement and Termination Agreement
Exhibit “F” Janitorial Service Obligations
Exhibit “G” Guaranty of Lease
Exhibit “H” Guarantor’s Corporate Resolution
Lessee Corporate Resolution
Lessor’s Acknowledgment
Lessee’s Corporate Acknowledgment

Lessor:	CGG

Lessee:	MJM

BON CARRE’ BUSINESS CENTER

This agreement made and entered into on this              day of September, 2009, by and between:

BON CARRE’ BUSINESS CENTER, II, LLC

a Louisiana limited liability company, represented herein by its duly authorized undersigned representatives, hereinafter the “LESSOR” and

AFFIRMATIVE PROPERTY HOLDINGS, INC.

a Non-Louisiana corporation authorized to do and doing business in the State of Louisiana, represented herein by its duly authorized undersigned representative, hereinafter the “LESSEE”, provides as follows:

ARTICLE I

PREMISES, TERM AND USE

1.01 Leased Premises. Subject to all the terms and provisions hereof Lessor leases to Lessee and Lessee leases from Lessor the following described premises located on the 1st floor, being more particularly shown on the floor plans attached hereto and made a part hereof and designated Exhibits A-1 and A-2 (the “Leased Premises”) consisting of an aggregate of approximately 51,792 square feet of area, calculated in accordance with BOMA standards, with Space A-1 containing approximately 28,604 square feet known as Suite 81, and approximately 23,188 square feet of area for Space A-2 known as Suite 20 of the office building known as Bon Carre’ Business Center (hereinafter the “Building”), consisting of 713,573 square feet of area, excluding the Cox Communications building and parcel, which is situated on real property (the “Land”) located in Baton Rouge, State of Louisiana, more particularly described in Exhibit “C”, for a term of ten (10) years (the “Lease Term”).

Those Leased Premises referenced herein as Space A-1 has the municipal address of 7163 Florida Boulevard, Baton Rouge, Louisiana, 70806. Those Leased Premises referenced herein as Space A-2 has the municipal address of 7305 Florida Boulevard, Baton Rouge, Louisiana, 70806.

1.02 Commencement Date. The term of this Lease and the rent that Lessee is obligated to pay hereunder shall begin on the later of October 1, 2009 or receipt of certificate of occupancy from the city of Baton Rouge, LA. Lessor shall not be liable to Lessee for damages for delay or failure to give Lessee possession of the Leased Premises as provided in this Lease and no such delay or failure shall in any way affect the validity of this Lease.

1.03 Delivery of Possession. The date which is the later of August 31, 2009, or, the full execution of this Lease, provided, (i) the Lease Agreement is fully executed by Lessor and Lessee; (ii) Lessee’s certificate of insurance is received and approved by Lessor, including Lessee’s contractor’s insurance if Lessee’s work exceeds $6,000 as stated in this Lease; (iii) receipt and approval by Lessor of Lessee’s plans and specification; and (iv) completion of Lessor’s work required in this Lease. This is no way shall interrupt the Commencement Date set forth in this Lease and Lessee shall be responsible for all rents owed to Lessor effective from the Commencement Date as stated in this Lease.

Notwithstanding the foregoing, if for any reason, other than reasons of force majeure or the Lessee’s failure to comply with obligations imposed on Lessee by this Article 1.03, the Lessor has not delivered actual possession of the Leased Premises to Lessee on or before August 31, 2009, or thirty (30) days after receipt by Lessor of an executed Lease, Lessee will be entitled to receive one (1) day rent for each one (1) day delivery of possession is delayed.

1.04 Use. The Leased Premises shall be continuously used and occupied during the full term of this Lease only for the purpose of general office space, mailroom, check processing center and call center, and the Leased Premises shall be used for no other purpose without the written consent of Lessor first had and obtained. Lessee shall use the Leased Premises only for the purpose permitted by this Section and shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous or permit anything to be done which will in any way increase the rate of insurance on the Building and/or its contents, and in the event that, by reason of acts of Lessee, there shall be an increase in the rate of the insurance on the Building or its contents created by Lessee’s acts or conduct of business, then Lessee hereby agrees to pay such increase, and to remedy such condition upon five (5) days written demand by Lessor.

ARTICLE II

FIXED RENT, OPTION TO EXTEND, ADJUSTMENTS TO RENTAL

2.01 Fixed Rent. In consideration for this Lease, Lessee promises to pay Lessor, who is located at 5630 Bankers Avenue, Baton Rouge, Louisiana 70808, or at such other address as Lessor may hereafter designate in writing, an annual Fixed Rent of:

TERM	MONTHLY	ANNUALLY

Months One (1) – Three (3)	$0.00	$0.00

Months Four (4) – Twelve (12)	$64,740.00	$582,660.00

Years Two (2) & Three (3)	$64,740.00	$776,880.00

Years Four (4) – Seven (7)	$69,056.00	$828,672.00

Years Eight (8) – Ten (10)	$75,530.00	$906,360.00

The payment of Fixed Rent, Operating Expenses, Taxes and other charges due under this Lease (collectively, the “Rent”) shall commence on the Commencement Date of this Lease. Lessee agrees to pay the Fixed Rent set forth above during the Term of this Lease in equal monthly installments on or before the first day of each calendar month

Lessor:	CGG

Lessee:	MJM

in advance. For any fractional month at the beginning or end of the Term, one-thirtieth of such monthly payment shall be paid for each day of such fractional month, on the first day of such month. All Rent shall be paid at the office of Lessor or other place designated by Lessor in writing without set-off, deduction or demand. Charges due under this Lease other than Fixed Rent are sometimes hereinafter referred to as “Additional Rent”.

2.02 Security Deposit. No Security Deposit shall be due and payable at the time of Lease Execution. If any Rent shall be overdue and unpaid or should Lessor make payments on behalf of Lessee, or should Lessee fail to perform any of the terms of this Lease more than two (2) times during the Primary Term of this Lease or any extensions thereof, then Lessor may, at its option, and without prejudice to any other remedy which Lessor may have, require Lessee, within ten (10) days of its receipt of written notice from Lessor, remit the sum of sixty-four Thousand and No/100 Dollars ($64,000.00) as a security deposit for the full and faithful performance by Lessee of each and every term, covenant and condition of this Lease on the part of Lessee to be performed. In the event that Lessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, and pay all of the rentals as they fall due and all other sums payable by Lessee to Lessor, then, the deposit shall be returned in full to Lessee, following the date of the expiration of the Lease Term and the surrender of the Leased Premises by Lessee. Lessor may deliver the security deposit to the purchaser of Lessor’s interest in the Leased Premises and shall be released from all further liability with respect to such deposit and Lessee agrees to look to the new Lessor for the return of the deposit. No holder of a mortgage or of a deed of trust or lessor under a ground or underlying lease to which this Lease may be superior or subordinated shall be responsible for the security deposit unless such party shall have actually received the security deposit.

2.03 Options to Extend. Lessor covenants and agrees that Lessee may, at its option, and so long as there is no default hereunder, extend the term of this Lease for two (2) consecutive periods of five (5) years each (“Option Period 1” and “Option Period 2”, respectively), on the same terms, covenants and conditions as herein set forth, except that the rental rate for Option Period 1 shall be for Seventy Five Thousand Five Hundred Thirty and No/100 U.S. Dollars ($75,530.00) per month (Nine Hundred Six Thousand Six Hundred Thirty and No/100 U.S. Dollars ($906,630.00) per year), and the rental rate for Option Period Two shall be at fair market value for comparable office buildings of the same class in the metropolitan area of Baton Rouge (“Market Rent”) at the end of the term of Option Period 1; provided, that notice of Lessee’s exercise of either option shall be given by Lessee to Lessor not less than one-hundred eighty (180) days prior to the date on which this Lease would otherwise expire. For purposes of this Lease, Market Rent shall include market concessions such as tenant improvement allowances, free or abated rent, rental concession, brokerage commissions and base year expense stops as set forth hereinafter, as the same are afforded to similar properties within the geographic area of the Building at the time of option exercise. Should Lessee elect to exercise a renewal of this Lease by exercising Option Period 2 as stated above, Lessee’s annual rental will be the then current Market Rent, but at no time shall the Fixed Rent during any option period be: (i) reduced to lower than three percent (3%) of the then current annual Fixed Rent or (ii) raised more than three percent (3%) of the then current annual Fixed Rent, including the additional charges included in the annual Fixed Rent rate.

After the delivery by Lessee to Lessor of written notice of its option to renew, if Lessor and Lessee are unable to agree on the Market Rent for Option Period 2 hereunder by the date which is thirty (30) days after receipt by Lessor of Lessee’s exercise of the renewal option, then Lessor and Lessee each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years full-time commercial real estate brokerage experience in the geographical area of the Leased Premises to set the Market Rent for said renewal option. If either Lessor or Lessee does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Market Rent for the renewal option. If two (2) brokers are appointed by Lessor and Lessee as stated in this paragraph, they shall meet promptly and attempt to set the Market Rent. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Market Rent. If the two (2) brokers are unable to agree on the third broker, either Lessor or Lessee, by giving ten (10) days notice to the other party, can apply to the Presiding Judge of the Superior Court of the parish in which the Leased Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Lessor and Lessee each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Lessor or Lessee. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Market Rents submitted by the first two brokers as the Market Rent for the renewal option. If either of the first two brokers fails to submit their opinion of the Market Rent within the time frames set forth above, then the single Market Rent submitted shall automatically be the initial monthly annual rental for the renewal option.

2.04 Taxes. Intentionally Deleted.

2.05 Increase in Operating Costs In the event Lessor’s Operating Expenses, as defined in herein below, for the entirety of the Building shall, in any accounting year during any term of this Lease, exceed the Operating Expenses for the year 2010, (the total amount of such 2010 Operating Expenses and the property taxes being sometimes hereinafter referred to as the “Expense Stop”), Lessee agrees to pay as additional rent its pro rata share of all such excess Operating Expenses. Lessee’s Prorata Share of Operating Expenses provided in this Article 2.05 shall be adjusted based upon the approved space plan and the Lease shall be amended to recite the approved area and rental. Lessor may invoice Lessee annually for such estimated excess Operating Expenses during each calendar year, which amount shall be adjusted each year based upon anticipated excess Operating Expenses shall be due in equal monthly installments on the first day of each month without notice, or demand or offset unless otherwise permitted herein. Pending Lessor receipt of a prior written request from Lessee, Lessor shall provide Lessee an accounting showing in reasonable detail and by expense category all computations of additional rent due under this Section within ninety (90) days of the close of such accounting year; provided, however, that Lessor’s failure to so provide an accounting within ninety (90 days shall in no way bar Lessor from providing Lessee any such accounting at a later date, nor limit Lessee’s liability for its pro rata share of Excess Operating Expenses. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this Section, Lessor shall credit any such amount against the monthly rental payment next coming due. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this Section the accounting shall be accompanied by an invoice for the additional rent. Lessee shall have the onetime per year right to audit, at Lessor’s offices. The Lessee’s right to audit an expense statement shall be limited to the preceding accounting year to the then current term, Lessor’s books and records relating to the Operating Expenses of the Premises in order to confirm the accuracy of the accounting referred to hereinabove, provided that the Lessee shall timely make all payments of excess Operating Expenses billed by Lessor during such audit. Lessor agrees to promptly review any discrepancies in Operating Expenses found by Lessee’s audit and to make such refunds or other adjustments as are justifiably due as a result of such audit. If Lessee’s audit reveals a difference of more than four percent (4%) from the additional Operating Expenses

Lessor:	CGG

Lessee:	MJM

represented by Lessor, then Lessor shall pay the reasonable costs of such an audit. Such audit shall be conducted at Lessor’s corporate office by an employee of Lessee or a certified public accountant retained by Lessee, at its expense, whose compensation is not contingent upon the results of such accountant’s audit or the amount of any refund received by the Lessee.

Notwithstanding any other provision in this Lease, during the year in which the term of this Lease terminates, Lessor, prior to the expiration date of this Lease, shall have the option to invoice Lessee for Lessee’s excess Operating Expenses based upon the previous year’s Operating Expenses. If this Lease commences on a day other than the first day of a calendar year, the amount of any such excess Operating Expenses payable by Lessee applicable to the year in which the term of this Lease commences shall be prorated on the ratio that the number of days from the Commencement Date to the end of the accounting year bears to 365. If this Lease shall terminate on a day other than the last day of a accounting year, the amount of any such excess Operating Expenses payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the accounting year to and including such expiration date bears to 365. The increase in Operating Expenses (except real estate taxes) shall be limited to five percent (5%) in any calendar year for the purpose of this Section, excluding security, utilities and insurance. There shall be no increases to janitorial expenses for the first five (5) years of the Lease Term, and thereafter, additional janitorial expenses may be passed through to Lessee during the remainder of the Lease Term and any subsequent option terms, up to the aforementioned five percent (5%) annual Operating Expense increase limitation. Any increase in real estate taxes attributable to sale of the Building may not be included in determining an increase in Operating Expenses. Lessee agrees to pay additional rent under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due. The provisions of this Lease concerning the foregoing payment of additional rent shall survive the expiration or earlier termination of the term of this Lease.

The term “Operating Expenses” shall include all costs and expenses incurred by Lessor with respect to the management, maintenance and operation of the Building, including without limitation the following: (1) maintenance, repair and replacement costs; (2) electricity, fuel, water, sewer, gas and other utility charges; (3) security, window washing, janitorial services, and trash removal; (4) landscaping and pest control; (5) management fees, wages, and fringe benefits payable to employees of Lessor, or of any management agent of Lessor whose duties are directly connected with the operation and maintenance of the Property; (6) all services supplied, utilities, repairs, replacements or other expenses for maintaining and operating the Building including without limitation parking or common areas of the Property; (7) all real property and personal property taxes and assessments and other governmental levies and charges of every kind and nature, (including without limitation dues and assessments by means of deed restrictions) which accrue against or may be levied, assessed, imposed or become due and payable, encumbering or arising in connection with the use, occupancy or possession of, or rents received from the Premises, the land and other improvements in the Building with the exception of any rent taxes during the term of this Lease, and federal, state and local taxes or charges assessed against the Building, whether special, general or extraordinary (except for income or franchise taxes applicable against Lessor); collectively “Taxes”) and the cost of negotiating with the taxing authority to lower such Taxes. (8) all insurance premiums Lessor maintains hereunder, including without limitation, liability and physical damage premiums. (9) alarms and monitoring systems, uniforms for maintenance personnel and the operation and maintenance of all public restrooms.

The term “Operating Expenses” does not include the following: (1) repairs, restoration or other work occasioned by fire, or other casualty that can be insured against in an All Risk policy; (2) income and franchise taxes of Lessor; (3) expenses incurred in leasing to or procuring of Lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new Lessees; (4) interest or principal payments or other associated expenses on any mortgage or other indebtedness of Lessor except for equipment used to maintain the Building or as otherwise allowed herein; (5) compensation paid to any employee of Lessor above the grade of property manager; (6) any depreciation allowance or expense except for equipment used to maintain the Building or as otherwise allowed herein; or (7) operating expenses which are the sole responsibility of any individual Lessee; (8) capital expenditures (vs. repairs) not otherwise allowed hereunder; cost and expense caused by development and operation of future out parcels. (9) maintaining and repairing utility lines, mains and facilities and storm water detention areas serving the Building and replacement of such items to the extent that the useful life of such expenditure can be completely amortized under GAAP over the remaining lease term; (10) the cost of leasing and/or the depreciation on any equipment used to implement the foregoing maintenance provided hereunder; 11) resurfacing, repairing, striping, and repainting the parking areas, keeping the parking surfaces and access drives in a level, smooth, and evenly covered condition, repairing directional signs and other markers and up-keep of lighting in the Common Areas (12) the cost of repair and maintenance of the electrical, heating, ventilation, air conditioning, plumbing, elevator, security and life/safety facilities and systems servicing the Common Areas of the Business Building, and the replacement of such capital items related to the aforesaid facilities and systems to the extent that the useful life of such expenditure can be completely amortized under generally accepted accounting principles (“GAAP”) over the remaining lease term.

If Lessor is required to make any capital expenditures by any city, state or federal agency for energy conservation, such expenditures shall be reimbursed as Operating Costs by Lessee. Such expenditures will be amortized over the longest permissible period of time in accordance with GAAP and Lessee’s pro rata share thereof together with interest at the rate of five percent (5%) per annum shall be payable monthly during the term of this Lease. If Lessor makes any voluntary capital expenditures that actually result in energy savings to Lessee, after verification by Lessee, then such capital expenditures may be included in those to he amortized as Operating Costs and reimbursed by Lessee. In no event shall the charge to Lessee exceed the energy cost saved by Lessee.

2.06 Option to Terminate. Lessor and Lessee agree that, subject to the terms and provisions hereinafter set forth in this Section 2.06, Lessee shall have the option to terminate this Lease (the “Termination Option”) provided the following conditions are satisfied: (i) the effective date of any such termination shall not occur prior to the end of the fifth (5th) full calendar year following the Commencement Date (the “Termination Date”); (ii) Lessee shall exercise such Termination Option by providing written notice between July 1st and September 30th of a calendar year to Lessor no later than six (6) months prior to the Termination Date; (iii) Lessee shall not be in default, beyond any applicable notice and cure period, of any monetary provision of this Lease; (iv) Lessee shall pay a termination fee equal to one-half (1/2) of all fixed rent, for the remainder of the ten (10) year term of this Lease following the Termination Date and; (v) inclusion of the termination fee by Lessee with its written notice of termination to Lessor. In the event Lessee exercises this right of termination in accordance with the conditions contained herein, then upon such Termination Date neither party shall have any further obligation to the other, except for Lessee to surrender the Leased Premises to the Lessor in accordance with Section 5.01 of this Lease.

ARTICLE III

Lessor:	CGG

Lessee:	MJM

CONSTRUCTION

3.01 Leasehold Improvements. Lessor and Lessee agree to complete the improvements and prepare the Leased Premises for occupancy by Lessee according to the Plans and Specifications to be prepared by Lessee’s architect, Robert L. Lunsford, A.I.A. and approved by Lessee and Lessor, which Plans and Specifications are to be attached hereto as Exhibit “A”, and made a part hereof by reference.

Lessee agrees that no delay by it, or anyone employed by it, in performing work to prepare the Leased Premises for occupancy, shall delay commencement of the term or its obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Lessee or any such employee.

ARTICLE IV

SERVICES TO BE FURNISHED BY LESSOR

4.01 Lessor Services. For the aforesaid consideration, Lessor will furnish Lessee while occupying the Leased Premises the following: water, at those points of supply provided for general use of its tenants; heating and air conditioning at such times as Lessor normally furnishes these services to all other tenants in the Building and at such temperatures and in such amounts and at such hours as are considered by Lessor to be standard (or as required by applicable law or regulations); janitorial service connected with the permitted use of the Leased Premises as set forth in Exhibit “F” attached hereto, except janitorial service will not include polishing of furniture, shampooing of rugs, or any personal service; electrical current for general office lighting and other electrical uses deemed by Lessor to be standard and reasonable in the Leased Premises; and electrical lighting services for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Failure by Lessor to any extent to furnish, or any stoppage of, these defined services, resulting from causes beyond the control of Lessor or from any other cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work any abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down, or for any cause cease to function properly, or be in need of repairs, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of interruptions in service occasioned thereby or resulting therefrom, and Lessor shall incur no liability thereby or resulting therefrom, and Lessor shall incur no liability whatever for any loss, damage, or interruption of services caused by a strike, whether such strike shall involve employees of Lessor or others, or employees of both Lessor and others. Lessee shall provide its own fire extinguishers for the Leased Premises.

Lessor reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Lessor shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Lessor shall give Lessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Lessee by reason thereof.

4.02 Maintenance and Repairs. During the term of this Lease, the Lessor shall perform all maintenance and make all repairs and replacements to the Leased Premises unless due to the Lessee’s or Lessee’s employees’, contractors’, agents’ or invitees’ act or negligence beyond normal wear and tear and subject to the provisions herein. The Lessor shall maintain, repair and replace, as necessary, and make reasonable commercial efforts to keep in good operating condition and repair consistent with the practices of similar business centers (1) the plumbing, sprinkler, HVAC, electrical and mechanical lines and equipment associated therewith, all of which either are located in or serve the Leased Premises, common areas of the Building, broken or damaged glass (unless caused by the negligence or act of the Lessee or Lessee’s employees, agents, invitees or contractors); (2) the exterior and structure of the Leased Premises and Common Areas of Building, including the roof, exterior walls, foundation, drains, eaves, troughs, downspouts and gutters, doors and windows and lateral support to the Building; (3) the interior walls, ceilings, floors and floor coverings (including carpets and tiles) of the Leased Premises and common areas of the Building subject to the provisions herein; (4) the exterior improvements to the land, including, without limitation, all ditches, drains, sewers, utility services, drives, parking areas, walks, plantings, shrubbery, landscaping and fencing shall be maintained by Lessor in a manner consistent with other similar business centers; (5) the common areas located within or outside the Building, including, without limitation, all the common entrances, corridors, stairways and lavatory facilities and access ways therefore shall be maintained by Lessor in a manner consistent with other similar business centers; (6) all repairs and restorations required by Sections 6.03 and 6.04 but subject only to the remedies set forth therein.

The Lessor shall comply with all rules, regulations, orders, laws, ordinances and legal requirements (including, without limitation, the Occupational Safety and Health Act, as amended and the Americans with Disabilities Act) issued thereunder, which Lessor is required by law to comply with regarding the Leased Premises, land, common areas of the Building, Building systems, equipment and improvements or which require repairs or alterations, changes or additions thereto. Pressure vessel equipment shall be constructed and maintained by the Lessor in accordance with the ASME Standards and Code. If any order or notice of violation or mechanics’, materialmen’s or like lien is filed during the term of this Lease against the Building, Leased Premises or land, (which is not caused by the act or omission of the Lessee) and, in the reasonable opinion of the Lessee, the same may jeopardize the Lessee’s right of access to or possession of the Leased Premises or interest in this Lease, then, in such event the Lessor will comply with the order or notice to remove the violation or will contest the same and cause such order or notice to be vacated, or will discharge the lien within a reasonable time by payment, or will file a bond or otherwise. If, after notice to do so from the Lessee, the Lessor fails to remove the violation, or contest the same and cause such order or notice to be vacated, within the time required by law, or fails to discharge the lien as aforesaid, or will file a bond, the Lessee may, in addition to any remedies to which it may be entitled, cure such default and deduct the cost thereof including, without limitation, court costs and reasonable attorneys’ fees, from the rent and additional rents due and to become due under this Lease.

Should any equipment or machinery break down, or for any cause cease to function properly, or be in need of repairs, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of interruptions in services unless caused by Lessor’s negligence, whether or not caused by breakdown in equipment, power outage, strikes, Acts of God, fire or casualty or other causes of force majeure unless part or all of the Leased Premises are untenantable for a period in excess of five (5) weekdays in which case Lessee shall notify Lessor in writing within twenty-four (24) hours of the expiration of day five (5), and the rent shall be abated proportionate to the portion of the Leased Premises which are untenantable.

Lessor reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Lessor shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs,

Lessor:	CGG

Lessee:	MJM

Lessor shall give Lessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Lessee by reason thereof. Lessor reserves the use of the exterior walls, the roof and the rights to install, maintain, use, repair and replace pipes, ducts, conduits and wires serving other parts of the Building and leading through the Leased Premises in locations which will not materially interfere with Lessee’s use.

During the Warranty Period referenced in Section 5.01 below of this Lease, Lessor shall not be responsible for the construction, maintenance or repairing of any improvements made to the Leased Premises by Lessee or Lessee’s contractors necessary to construct or renovate the Leased Premises as defined in the architectural plans and designs attached as Exhibit “A”, and further referenced as it is Lessee’s Work in Exhibit “A” or under the direct contracts of Lessee, which shall be solely Lessee’s responsibility, but Lessor shall maintain and repair leasehold improvements contracted by Lessor with funding by Lessee. If Lessor shall fail to perform any of its repair or maintenance obligations to be performed or complied with by Lessor under this Lease (“Lessor Repair Obligations”) within thirty (30) days after prior written notice has been received by Lessor and Lessor does not dispute that Lessor is obligated to perform such responsibility, and such failure materially and adversely affects Lessee’s business operations, then Lessee may, but without any obligation to do so, perform such Lessor Repair Obligations on Lessor’s behalf if Lessee does so in compliance with all applicable Legal Requirements (defined below); in a good workmanlike manner; and in compliance with the terms and provisions of the construction provisions contained in this Lease. If Lessee so performs any of such Lessor Repair Obligations hereunder, the full amount of the reasonable costs and expenses incurred by Lessee shall be owing by Lessor to Lessee, and Lessor shall pay to Lessee the full amount thereof within thirty (30) days of Lessor’s receipt of Lessee’s written demand therefor together with reasonable evidence verifying the amount of such costs and expenses; and if Lessor fails to so pay Lessee within such thirty (30) day period, then Lessee may offset such amounts against the next payment or payments of Rent that become due.

Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be liable or responsible for any damage or injury from any cause whatsoever to Lessee, Lessee’s property, or to others on the Leased Premises or their property, including without limitation any loss or damage to any trade fixtures, furniture, equipment, inventory and other personal property of Lessee or improvements made to the Leased Premises by Lessee occasioned by theft, fire, water, rain, snow, leakage of the Building, sprinkler system, defects in plumbing, sewerage, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any matter that could be covered by a policy of fire and extended coverage insurance.

4.03 Elevators. Intentionally Deleted.

4.04 Keys. Lessor will supply Lessee, free of charge, with two (2) keys for the Leased Premises interior entry and rear entry doors only and with three hundred (300) “swipe” cards for each corridor door entering the Building; additional keys and rekeying of the interior doors to the Leased Premises shall be at the sole expense of Lessee, however “swipe” cards may be supplied by Lessor on the written request of Lessee or its authorized representative at a cost of $25.00 per card. All such “swipe” cards shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises and Lessee shall not make, or permit to be made, any duplicate “swipe” cards without Lessor’s prior approval. All keys and “swipe” cards shall be promptly returned upon expiration or earlier termination of this Lease for any cause.

4.05 Excessive Electrical Load. If in Lessor’s reasonable judgment, Lessee is utilizing a commercially unreasonable amount of electric current, Lessee agrees to reimburse Lessor on a fair and equitable basis for such excess over any commercially reasonable usage. Lessor shall be reimbursed for any such excess on a monthly basis or any such other basis satisfactory to Lessor. Alternatively, in any such event, Lessor shall have the right to supply such electric current through metered service, the cost of installing such meter to be borne by Lessee. In such event, Lessee shall pay monthly for such electric current at the rate charged by Lessor, but not to exceed the rate prevailing for this class of use as established by the applicable rate classification published by the Entergy.

4.06 Signs. A directory shall be maintained near the interior entrance of the Building by Lessor with the name and address of Lessee, but any renewal, updating, and changing thereof shall be at the expense of Lessee. Other signs of Lessee shall be subject to the prior written approval of Lessor. Lessor agrees to notify Lessee when and if there is adequate space on any monument signange applicable to Lessee’s Space A-1 or Space A-2, and shall provide Lessee with the option to install, at Lessee’s sole expense, its company name and logo on any signage, subject to Lessor’s signage criteria. In the event that Lessee elects to forego the option to install signage on the monument or fails to respond to Lessor’s notice of signage availability within ten (10) business days of Lessee’s receipt of said notice, Lessor’s notice of availability shall expire or be extended, at Lessor’s option, until the next possible opportunity to include and install such signage.

4.07 Lessee’s Janitorial Services. Intentionally Deleted.

4.08 Peaceful Possession. Lessee shall, and may peacefully have, hold and enjoy the Leased Premises subject to the other terms hereof, provided Lessee pays the rentals herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this Lease does not grant any rights to light, view or air over adjacent property, so that any diminution or shutting off of light, view or air by any structure which may be erected adjacent to the Building shall in no wise affect this Lease or impose any liability upon Lessor.

ARTICLE V

LESSEE AGREES AS FOLLOWS:

5.01 Maintenance, Repairs and Re-entry. Lessee shall, at Lessee’s sole cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, or any property of Lessor adjacent thereto, caused by Lessee or Lessee’s contractors, agents, employees, invitees or visitors. If Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days after such occurrence, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to Lessor on demand. Lessee shall keep the interior of the Leased Premises, including Lessor’s fixtures and appurtenances therein in good order (ordinary wear and tear excepted), and shall conform to all laws, rules, ordinances, orders and regulations of any federal, state and local authority which are applicable to Lessee’s use and occupation of the Leased Premises, and agrees to surrender the Leased Premises at the expiration of this Lease or at such other time as it may vacate the Leased Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear or breach of this provision Lessee will not commit or allow any waste or damage to be committed on any portion of the Leased Premises. Upon such termination or expiration of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises. No repairs shall be due to Lessee, except such as may be needed to the roof and exterior walls of the Building of which the Leased Premises form a part, or rendered necessary by fire or other casualty not occasioned by

Lessor:	CGG

Lessee:	MJM

the fault or negligence of Lessee. Lessor reserves the right to make repairs, alterations or extensions to the Building or any part thereof, and to the Leased Premises, when and where it may deem same necessary, proper or convenient, and in so doing may close wholly, or in part, or may use any of the entrances to the Building or the Leased Premises, provided an entrance for ingress and egress be maintained. No compensation shall be made to or claimed by Lessee by reason of inconvenience or annoyance arising from the completion of the Building, or its appurtenances, or from the making of extensions, changes, reconstruction or repairs to the Building or to the Leased Premises, however the necessity or occasion therefor may occur, or from any work being done or operations or businesses being conducted in or on any adjacent building or premises.

Lessee shall, at Lessee’s sole cost and expense warrant all materials and workmanship provided or caused by Lessee or Lesssee contractors for a period of one (1) year (“Warranty Period”) from the date Lessee receives its certificate of occupancy in accordance with construction industry standards. Lessee shall pay promptly all contractors and materialmen so as to minimize the possibility of a lien attaching to the Leased Premises; should any such lien be made or filed, Lessee shall bond around it or discharge it within ten days after written request by Lessor. All work exceeding $6,000 will require all contractors to provide general liability coverage in a minimum combined single limit of $1,000,000 for bodily injury, including death and personal injury, and property damage for any one occurrence and $2,000,000 general aggregate. The policy will include an additional insured endorsement in favor of the Lessee, Lessor and any entity designated by Lessor. All contractors shall be required to provide workmen’s compensation coverage in the minimum amount necessary to meet the requirements of any applicable workmen’s compensation act. All policies of insurance shall be written with a reliable company having at least an “A” or better financial rating according to the latest A.M. Best Report and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor thirty days written notice. The insurance shall be approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor no later than fifteen days prior to the date of commencement of the work. If required by Lessor, Lessee shall secure payment and performance bonds, which will run in favor of Lessor as well as Lessee and will guarantee the payment of all bills, wages, and obligations incurred in the work and the discharge of all liens or claims. The foregoing insurance and bond requirements shall be met in addition to the requirements of Section 5.05

5.02 Services. The Lessor shall, at its own cost and expense subject to its rights to reimbursement under this Lease, furnish to the Lessee the following services, utilities, supplies and facilities in a manner consistent with that of other similar business centers:

a.	Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

b.	The Building shall be in operation with Lessee’s Leased Premises heated or cooled, as the case may be, in accordance with the provisions and services consistent with other Class A buildings in the local market during the hours of 7:00 a.m. through 6:00 p.m. Monday through Friday and 8:30 a.m. through 12:00 p.m. on Saturday, holidays excepted. Holidays shall be Martin Luther King’s Birthday, Memorial Day, Christmas Day, Independence Day, Labor Day and Thanksgiving Day and the day after. After hours air conditioning and heating will be based on actual usage of the Lessee’s space. Request for such after hours service must be received by Lessor’s management agent in writing (email is acceptable) no later than 2:00 p.m. on the day such service is requested.

c.	Cleaning and janitor service, including removal of refuse and rubbish and furnishing washroom supplies, as defined in Exhibit “H”, five (5) days a week.

d.	Hot and cold running fresh water.

e.	Electricity for lighting and for operation of the Lessee’s office machines, computers, telecommunication devices, appliances and equipment as reasonably consistent for a commercial office.

f.	Provision, installation, and replacement of all necessary light bulbs, tubes and ballasts.

g.	Removal of ice and snow from all walks (and access ways thereto), curbs and other common areas, including, without limitation, parking areas.

h.	Vermin extermination and repair and replacement of any portion of the Leased Premises damaged by vermin.

i.	Adequate security for the Building and common areas. Lessee shall have the right to install, at its sole expense, an independent access control system to its Leased Premises provided Lessor has access in case of emergencies and the system is capable of connecting to the existing fire and life safety systems which Lessee shall perform at its sole expense.

j.	Operating fire and life safety systems, including smoke and fire detection and alarms, automatic fire sprinkler, in addition to emergency exits in compliance with all code provisions.

k.	At all times during Lessor’s business hours on weekdays, an on-site property management representative and services to the standards of a Class A office building.

Interruption or impairment of any such utility and/or related service caused by any needed repairs, improvements or by any other cause whatsoever shall not give Lessee the right to abate the Fixed Rent or Additional Rent or the right or cause of action of Lessee against Lessor for damages or otherwise, except to the extent that such interruption is caused by the negligence or willful act or omission of Lessor. Except to the extent that such interruption is caused by the negligence or willful act or omission by Lessee, Lessee’s rent shall abate for that portion of the Leased Premises that is untenantable after seventy-two (72) hours of interference to Lessee. If by reason of repairs or replacements made by the Lessor or by reason of the Lessor’s failure, for any reason other than the negligence or willful act of the Lessee, to make such repairs or replacements or to provide the services, utilities, or facilities described in this Section within the applicable grace period, the Leased Premises or a material portion thereof is rendered untenantable or unfit for the purposes authorized by this Lease, or the common areas leading to the Leased Premises are rendered unfit for use, there shall be a proportionate abatement of rent and additional rents for the period of such untenantability or unfitness.

Lessor:	CGG

Lessee:	MJM

5.03 Assignment or Subletting, Additions and Improvements. Lessee will not assign, mortgage, sublet or pledge this Lease, or grant to anyone the use or occupancy of any portion of the Leased Premises, or allow the same to be assigned by operation of law or otherwise, or subject the Leased Premises, or any part thereof, or use or permit the same to be used for any purpose other than stated in the use clause hereof or make or allow to be made any alterations or physical additions in or to the Leased Premises without the prior written consent of Lessor which shall not be unreasonably withheld, conditioned or delayed, provided that the desired assignee has an equal or greater net worth compared to Lessee, has a good credit standing and agrees to be bound to the existing use provisions as set forth in this Lease. Consent by Lessor to any assignment, subletting, mortgaging, or pledging shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgaging, pledging or subletting nor shall it relieve Lessee of its obligations under this Lease. Any profit from an assignment or subleasing shall be divided equally between Lessor and Lessee. Profit is defined as being net rental proceeds after deducting Lessee’s rent owed to Lessor. Alterations and improvements incurred for Assignee/Sublessee, leasing commissions and loss of income for the interim vacancy period shall be the sole obligation of Lessee. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the expiration or termination in any manner of this Lease; but this clause shall not apply to movable fixtures or furniture of Lessee. Upon Lessor’s demand, any alterations made by Lessee shall be removed at the expiration or termination of this Lease and the Leased Premises restored to their former condition, all at Lessee’s sole expense. Nothwithstanding the foregoing, Lessee shall have the right to assign, sublet or pledge this Lease to any of their subsidiaries or affiliates without Lessor’s consent or approval, and without the assessment of any fees or costs by Lessor in connection therewith.

5.04 Special Equipment. All painting, decorating, carpenter work, or other labor required for the installation of special equipment shall be done at the sole expense of Lessee and only by employees of Lessor or by persons approved by Lessor.

5.05 Indemnity; Liability. Lessee shall defend and fully indemnify and hold harmless Lessor and its officers, directors, employees, agents and representatives from any and all liability for injury, loss, accident or damage to any person(s) or property(ies), and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising in whole or in part from (a) the omission, fault, willful act, gross negligence or other willful misconduct of Lessee, its contractors, agents, employees, invitees, and visitors or (b) from any use made or thing done or occurring on the Leased Premises, or (ii) resulting in whole or in part from the failure of Lessee, its agents or employees, to perform and discharge its covenants and obligations under this Lease. Lessee is or will become familiar with the Leased Premises, acknowledges that the same are received by Lessee in a good state of repair, accepted by Lessee in the condition in which they are now or shall be when ready for occupancy, and that Lessor and its officers, partners, employees, agents and representatives shall not be liable to Lessee or Lessee’s contractors, agents, employees, invitees or visitors for any damage to person(s) or property(ies) due to any condition, design, or defect in the Building or its mechanical systems or elsewhere in the Leased Premises or the Building or the property adjacent thereto which may now exist or hereafter occur. Lessor and its officers, directors, employees, agents, and representatives shall be defended and indemnified and held harmless and exonerated by Lessee from any liability caused by or arising in whole or in part from Lessor’s negligence or that of its officers, directors, employees, agents, and representatives to the full extent permitted by law. Lessee accepts the Leased Premises as suitable for the purpose for which the same are leased and assumes all risks of damage to person(s) or property(ies), and agrees that no representations except such as are contained herein have been made to Lessee respecting the condition of the Leased Premises.

It is understood and agreed that any obligations undertaken under this Lease by Lessor shall not exceed the net equity value in the building and in no event shall result in liability over and above said equity value of Lessor and its partners, if any.

Lessor will indemnify Lessee and agrees to defend and hold Lessee and Lessee’s officers, directors, employees, agents and representatives harmless from and against any and all liability, penalties, causes of action, suits, claims or judgments, any and all loss, expense, costs, and attorneys fees, including but not limited to attorneys fees to enforce the indemnity provisions of the Lease, for death, injury or damages to any person whomsoever or to any property of the Lessor or others arising from or out of the ownership, operation or use by Lessor of the Common Areas or the Shopping Center, or any part thereof, except to the Leased Premises, or occasioned wholly or in part by any act or omission of Lessor, its agents, contractors, employees, customers, subtenants or concessionaires excluding such death, damage or injury to the extent that the same is determined to have resulted from the sole or contributing negligence, act or omission of Lessee or its agents or employees.

5.06 Public Liability Insurance. For the mutual protection of Lessor and Lessee, Lessee agrees to at all times maintain in full force a policy of general liability coverage for bodily injury and property damage with respect to the Leased Premises, the business operated in the Leased Premises and the contractual obligations of Lessee under this Lease, in a minimum combined single limit of $1,000,000.00 bodily injury (including death and personal injury) and property damage for any one occurrence, $500,000.00 for fire damage, and $2,000,000.00 general aggregate. All liability policies will name Lessor and any mortgagee, person, entity or corporation designated by Lessor as additional insured and include a waiver of subrogation in favor of Lessor. Lessee further agrees to maintain in full force the equivalent of ISO Causes of Loss – Special Form property insurance, including sprinkler leakage coverage, covering the full replacement value of all goods and merchandise, trade fixtures, furniture, signs, decorations, furnishings, wall covering, floor covering, draperies, equipment, and all other items of personal property of Lessee located on or within the Leased Premises and all fixtures and improvements installed by Lessee or which Lessee is obligated to maintain and replace. All property policies will name Lessor as Additional Insured. Lessee assumes all responsibility for and agrees to replace any and all items not sufficiently covered by such property insurance. Lessee shall at all times maintain a workmen’s compensation policy in the minimum amount necessary to meet the requirements of any applicable workmen’s compensation act. All workmen’s compensation policies will include a waiver of subrogation in favor of Lessor. All policies of insurance shall be written with a reliable company having at least an “A” or better financial rating according to the latest A.M. Best Report and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor thirty days written notice. The insurance shall be approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor along with the return of this Lease from Lessee to Lessor.

Lessee will not carry on any activity or have or use any article in the Leased Premises which would forfeit the Lessor’s fire and extended coverage insurance or increase the rate charge for such insurance. Should any action be taken by Lessee, whether authorized under this Lease or not, which results in an increase in the rate of the premiums on insurance on the building or its contents, then Lessee shall pay the additional premiums caused by the increased rate. If Lessee’s occupancy or business prevents Lessor from securing proper insurance, then Lessee hereby grants to Lessor the option of either (a) requiring the immediate termination of such use; (b) considering such use a default entitling Lessor to all rights given by this Lease in the event of default of Lessee; or (c) canceling this

Lessor:	CGG

Lessee:	MJM

Lease, waiving all delays and requiring Lessee to surrender possession at once. Lessee shall notify Lessor in writing any time the Leased Premises will be unoccupied so that necessary vacancy permits may be obtained from Lessor’s insurer. Failure to comply with this condition will make Lessee liable for any loss sustained by Lessor.

Lessee shall give immediate notice to Lessor of (a) fire, other casualty or accidents to the Leased Premises or in the building of which the Leased Premises is a part; and (b) defect or malfunction in the Leased Premises or in any fixtures or equipment in the Leased Premises.

If Lessee fails to obtain or maintain any insurance required by this Lease, Lessor shall have the option, after fifteen days written notice to Lessee, to terminate this Lease. Any sums thus advanced by Lessor for Lessee’s account shall be Additional Rent due under the terms of this Lease.

If Lessee fails to maintain any of the insurance coverage specified herein or fails to assure that Lessor is listed as an additional insured as required, Lessee will pay all attorney’s fees, expert witness fees and other costs incurred by Lessor in defense of any claims for personal injury or property damage arising out of the Lessee’s occupancy of the Leased Premises. Lessee will also pay all damages sustained by Lessor as a result of Lessee’s failure to comply with the terms of this Section and all attorney’s fees, expert witness fees and other costs incurred by Lessor in prosecution of any suit against Lessee for breach of those terms.

5.07 Rules of Building. Lessee acknowledges receipt of the Rules of the Building attached hereto as Exhibit “B” which are incorporated herein and made a part of this Lease. Lessor reserves the right, from time to time, to make other reasonable rules and regulations as in its judgment are necessary or desirable for the safety, proper care and cleanliness of the Leased Premises and/or the Building and parking and related areas, or for any other reasonable or desirable purpose in the judgment of Lessor, which other and further rules and regulations shall be delivered in writing to Lessee at the Leased Premises and shall thereupon become a part of this Lease and shall be observed by Lessee as if the same had been originally incorporated herein.

5.08 Right of Entry. Lessor and Lessor’s agents shall, upon advance oral notice to the Lessee of at least twenty-four hours (except in an emergency), have the right at all times to enter the Leased Premises to examine the same, , to make repairs, alterations, additions or improvements as may be necessary for the safety, betterment, improvement and/or preservation of the Leased Premises and to make any repairs Lessee is obligated hereunder to undertake and has failed to make, without any of the same constituting an eviction of Lessee and with no abatement of rent. Lessor shall use all reasonable efforts not to disturb the Lessee’s use and occupancy of the Leased Premises.

5.09 Use of Building Name. Lessee shall not, except to designate Lessee’s business address (and then only in a conventional manner and without emphasis or display), use the name “Bon Carre’ Business Center” or any simulation or abbreviation of such name for any purpose whatsoever. Lessor reserves the right to change the name of the Building at any time. Lessee will discontinue using such name and any simulation or abbreviation thereof for the purpose of designating Lessee’s business address within thirty (30) days after Lessor shall notify Lessee that the Building is no longer known by such name.

5.10 Defacing Premises, Overloading, Etc. Lessee shall not place anything or allow anything to be placed on or near the glass of any door, partition, wall or window which may be unsightly from outside the Leased Premises, and Lessee shall not place or permit to be placed any article of any kind on any window, door, or on the exterior walls, blinds, shades, awnings, or other forms of inside or outside window coverings, or window ventilators or similar devices, and the same shall not be placed in or about the outside windows in the Leased Premises except to the extent, if any, that the character, shape, color, materials, and make thereof is first approved by Lessor, and Lessee shall not do any painting or decorating in the Leased Premises or make, paint, cut or drill into, or in any way deface any part of the Leased Premises or the Building without the prior written consent of Lessor. Lessee shall not overload any floor or part thereof in the Leased Premises, or any facility in the Building or any public corridors therein by bringing in or removing any large or heavy articles, and Lessor may direct and control the locations of safes and all other heavy articles. Furniture and other large or heavy articles may be brought into the Building, removed therefrom or moved from place to place within the Building only at times and in the manner designated by Lessor. Lessee agrees not to place any load on any portion of the Leased Premises or other portions of the Building or its equipment that would exceed the allowable load limits. Lessee shall not solicit, or cause, or permit to be solicited any customers by any person stationed in or about the entrance or corridors of the Building, or on the sidewalk or street in the neighborhood of the Building. Lessee agrees not to make any unusual noises in the Building or permit any of Lessee’s servants, agents, employees or visitors to do so. No animals, birds, or bicycles shall be brought or kept in or about the Building. Neither Lessee, its clerks, agents, servants nor visitors dealing with Lessee shall obstruct or use the sidewalks, entries, passages, vestibules, halls, elevators or stairways of the Building for any other purpose than ingress and egress to and from the Leased Premises or throw or sweep or put anything out of the windows or doors, or in the passages or corridors of the Building.

5.11 Freight, Etc. No freight, furniture, packages or bulky matter or large loads of any description will be received in the Building or carried up or down in the elevators except during such hours as Lessor may prescribe. Lessee and its employees, agents, representatives and contractors shall not bring into the Building without prior notice to and the prior consent of and under the direction of Lessor, gas pipes, or any telephone systems, telegram, or electric wires for any purpose.

ARTICLE VI

LESSOR AND LESSEE MUTUALLY AGREE AS FOLLOWS:

6.01 Loss or Damage. Lessor shall not be liable or responsible for any loss or damage to any property(ies) or person(s) occasioned by theft, fire, water, rain, snow, leakage of the Building, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Lessor or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make such repairs, or from any cause whatever, unless caused solely by Lessor’s gross negligence. Further, Lessor shall be in no way responsible for the non-observance or violation by any other tenant(s), or the clerks, agents, servants or visitors of such other tenant(s), of the terms of the lease granted by Lessor to such other tenant(s), nor for any resulting damage to Lessee.

6.02 Abandonment. If the Leased Premises be abandoned or vacated by Lessee without payment of rent, Lessor shall have the right, but not the obligation, to relet same for the remainder of the Lease Term; and if the rental received through such reletting, after deduction of all costs and expenses incident therewith, is less than the rent provided for hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent called for herein and that received through reletting, and all expenses incurred by any such reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying

Lessor:	CGG

Lessee:	MJM

Lessor the right, in case of abandonment or vacation of the Leased Premises, or other breach of this Lease by Lessee, to treat the same as a breach and at Lessor’s option immediately to exercise its remedies as provided hereinafter in Article VII.

6.03 Loss by Fire or Other Causes. Lessee shall, in case of fire, or loss or damage from other causes, give immediate notice thereof to Lessor. In the event of damage by fire or other causes resulting from the gross negligence or willful misconduct of Lessee or Lessee’s contractors, agents, employees, invitees or visitors, the same shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor. If the Leased Premises shall be damaged by fire or other casualty covered by Lessor’s insurance and not resulting from the gross negligence or willful misconduct of Lessee or Lessee’s contractors, agents, employees, invitees or visitors, Lessor may, at its option, (i) terminate this Lease or (ii) cause the damages to be repaired by and at the expense of Lessor and the rent, until such repairs shall be made, shall be apportioned according to the part of the Leased Premises which is usable by Lessee. Notwithstanding the foregoing, if, for a period of fifteen (15) calendar days or more, at least fifty percent (50%) of the aggregate portion of either Space A-1 or Space A-2 is rendered unusable due to any casualty that is not the result of the gross negligence or willful misconduct of Lessee or Lessee’s contractors, agents, employees, invitees or visitors, Lessee shall have the right, at its option, to terminate this Lease with respect to said Space with no further obligations hereunder (rents will thereafter be apportioned on a pro rata basis based upon the square footage of the Space (if any) that continues to be occupied by Lessee). Consistent with the foregoing, Lessor agrees, at its expense, to repair promptly any damage to the Leased Premises not resulting from the gross negligence or willful misconduct of Lessee or Lessee’s contractors, agents, employees, invitees or visitors, except that Lessee agrees to repair and replace its own furniture, furnishings and equipment, and other property owned by Lessee or its agents, employees, invitees or visitors that may be damaged. No claim or compensation shall be made by Lessee by reason of loss, damage, inconvenience, or annoyance arising from the necessity of repairing any part of the Building. In the event of the total destruction of the Building, or in the event that the Building be so injured or destroyed, whether or not the Leased Premises are affected, that Lessor determines to tear down, rebuild or reconstruct the Building, then this Lease and the term herein and hereby demised at the option of Lessor shall terminate and Lessee, in any such event, agrees that said term shall terminate and that Lessee shall surrender the Leased Premises and the rent shall be paid up to the time of such surrender.

6.04 Eminent Domain. In case during the Lease Term or any extension thereof all or any substantial part of the Leased Premises or the Building or the land on which the Building is situated is taken by eminent domain in pursuance of public or other authority, this Lease shall terminate at Lessor’s election, which may be made notwithstanding Lessor’s entire interest may not have been divested, by notice given to Lessee within ninety (90) days after the election to terminate arises, said notice specifying the effective date of termination. The effective date of termination specified by Lessor shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. If in any such case the Leased Premises are rendered unfit for use and occupation and this Lease is not so terminated, Lessor shall use due diligence (following the expiration of the period in which Lessor may terminate this Lease pursuant to the foregoing provisions) to put the Leased Premises or what may remain thereof (excluding any items installed or paid for by Lessee which Lessee may be required to remove pursuant to Section 4.02) into proper condition for use and occupation, and a just proportion of the rent according to the nature and extent of the injury shall be abated until the Leased Premises or such remainder shall have been put by Lessor in such condition; and in case of a taking which permanently reduces the area of the Leased Premises, a just proportion of the fixed rent shall be abated for the remainder of the Lease Term.

Lessor reserves to itself any and all rights to receive awards made for damages to the Leased Premises and Building and the land on which the Building is situated and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Lessee hereby releases and assigns to Lessor all Lessee’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Lessor may from time to time request, hereby irrevocably designating and appointing Lessor as its attorney-in-fact to execute and deliver in Lessee’s name and behalf all such further assignments thereof.

Notwithstanding the foregoing provisions of this Section, Lessee and anyone claiming under it at its and their expense, may jointly with Lessor, appear, claim and prove, if so allowed, in the proceedings relative to any such awards, and may receive therefrom, such portion thereof as represents the value of the alterations, additions, installations and improvements made by or for the account of Lessee and paid for by Lessee and anyone claiming under it in the Leased Premises, but not more than the total of expenditures for such alterations, additions, installations and improvements less depreciation from the respective dates of the making of such alterations, additions, installations, or improvements to the date of the taking computed on a straight-line basis over the term of this Lease which is in force at the time of such taking, or the useful life of such items, whichever is shorter. Such right of Lessee shall be subject and subordinate to the application of such awards to the prior payment in full of all mortgages at the time of such taking of the Building and the land on which it is situated, or either, provided that in applying such awards to the payment of such mortgages, Lessor’s share of such award shall be applied and exhausted first before any portion of Lessee’s share of such award is so applied. Further notwithstanding the foregoing provisions, Lessee and anyone claiming under it shall be entitled to appear, claim, prove and receive, if allowed, an award for personal property, relocation and moving expenses.

In the event of any taking of the Leased Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Lessee shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Lessee shall then pay to Lessor a sum equal to the reasonable cost of performing Lessee’s obligations under Sections 5.01 and 5.02 with respect to surrender of the Leased Premises and upon such payment shall be excused from such obligations.

6.05 Amendment to Lease. This Lease may not be altered, changed, supplemented or amended, except by an instrument in writing, signed by both parties hereto.

6.06 Transfer of Lessor’s Rights. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations under this Lease and/or the Building and property referred to herein. Such transfers or assignments may be made either to a corporation, partnership, trust company, individual or group of individuals, and, howsoever made, are to be in all things respected and recognized by Lessee. In either of said events, all of the provisions of this Lease, as to the rights and obligations of Lessor, shall thereupon apply to such purchaser(s) or assignee(s), and Lessor shall thereupon be divested of all rights and released from all obligations hereunder. Subsequent assignment(s) may be made upon the same basis.

6.07 Force Majeure. If, by reason of inability to obtain and utilize labor, materials or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations, or requirements of any governmental authority now or hereafter in force, or by reason of strikes or riots, or by reason of accidents in, damage to or the making of repairs, replacements or improvements to, the

Lessor:	CGG

Lessee:	MJM

Building or any of the equipment thereof, or by reason of any other cause beyond the reasonable control of Lessor, Lessor shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such non-performance or delay in performance shall not give rise to any claim against Lessor for damages or constitute a total or partial eviction, constructive or otherwise.

6.08 Subordination. This Lease is and shall be subject and subordinate to all mortgages which may now or hereafter affect the land or the Building of which the Leased Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, and although this subordination provision shall be deemed for all purposes to be automatic and effective without any further instrument on the part of Lessee, Lessee shall execute any further instrument requested by Lessor to confirm such subordination. Nothing contained in this agreement shall be construed as placing any limitation upon Lessor’s right to sell, mortgage, assign or in any manner convey an interest, in part or in whole, of either the land or the Building, or both.

6.09 Continuation of Lease After Termination. No receipt of money by Lessor from Lessee after the termination of this Lease, or after the service of any notice, or after commencement of any suit, or after final judgment for possession of the Leased Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

6.10 Holding Over. At the expiration of this Lease, or its termination for other causes, Lessee shall surrender possession immediately. If Lessee fails to vacate at the expiration or termination of this Lease, Lessee’s occupancy shall be on a month to month basis under the same terms and conditions provided herein except that Lessee shall pay one and one half the Rental per day. Lessee shall also pay Operating Expense, Taxes and other charges due under this Lease as stated in Section 2.05. Should this Lease convert to month-to-month, then either party (Lessor or Lessee) shall have the right to terminate, but only after giving the other party prior written notice no less than thirty days prior to termination. Any property of Lessee not removed within fifteen (15) days following the termination of this Lease shall at Lessor’s option be deemed abandoned by Lessee and shall become the property of Lessor without compensation to Lessee. Lessee also expressly waives any notice to vacate at the expiration or termination of this Lease and all legal delays, and hereby confesses judgment, with costs. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right at the expiration of this Lease, and upon sixty (60) days prior written notice to Lessor, to extend this Lease for a term of up to six (6) months at one hundred fifty percent (150%) of its then current annual rental, all other terms and conditions of this lease shall remain in full force and effect.

ARTICLE VII

DEFAULT

7.01 Events of Default. The following action(s) or inaction(s) by Lessee shall be considered a default under this Lease. If Lessee: (a) fails to pay the rent when due; (b) violates at any time any of the covenants, conditions and obligations of this Lease and said violation continues for ten (10) days after notice thereof by Lessor to Lessee; (c) discontinues the use of the Leased Premises for the purpose for which they are rented or fails actively to conduct that business in the Leased Premises; (d) fails to provide the insurance required by this Lease or to pay the premiums for such insurance when due and continues to fail to pay the same for five (5) days after notice by Lessor to Lessee, (e) fails to pay expenses or obligations assumed under this Lease promptly as stipulated when due and continues to fail to pay the same for five (5) days after notice by Lessor to Lessee; (f) is adjudicated a bankrupt, or if any sublessee or assignee of Lessee then occupying all or any part of the Leased Premises becomes bankrupt or insolvent, or if a receiver or trustee is appointed at any time to take charge of the property or any part of it, or if there is any cessation to creditors by Lessee or any sublessee or assignee of Lessee occupying all or a part of the Leased Premises; (g) is placed in receivership; (h) files or has filed against it a petition in bankruptcy, receivership, arrangement, or for respite; (i) fails in business or becomes insolvent; (j) fails to permit the posting of signs by Lessor as provided in this Lease; (k) uses the Leased Premises or any portion of them at any time for any illegal or unlawful purposes; or (l) commits or tolerates the commission on the Leased Premises of any nuisance or of any acts of waste, or of any act made punishable by fine or imprisonment under the laws of the United States or the State of Louisiana, or of any ordinance of the City of Baton Rouge or Parish of East Baton Rouge. Lessor shall have the following options in the event of any such default: (a) accelerate the rental for the whole of the unexpired term, which rental shall become immediately due and eligible; or (b) immediately cancel this Lease; or (c) proceed for past due installments only, reserving its right to later proceed for the remaining installments; or (d) re-enter the Leased Premises and let them for such price and on such terms as may be immediately obtainable and apply the net amount realized to the payment of the rent; or (e) with respect to any payment for taxes, premiums, repairs, or other items that Lessee is obligated hereunder, Lessor may advance said payment and thereafter make claim against Lessee for the full amount thereof plus interest at the prime rate of interest charged by Chase Manhattan Bank, as said rate may vary from time to time, from the date of payment by Lessor until paid by Lessee. If Lessor has elected to accelerate the rental for the unexpired term of this Lease, then, at Lessor’s option, Lessor shall have the further option to re-enter the Leased Premises and to attempt to lease them for such rental and on such terms as Lessor may be able to obtain, in reduction of the amount due Lessor, or, if Lessor is unable to lease them, to let them on a month-to-month basis, and credit the net amount realized on the payment of the rental due for the full unexpired term of this Lease, reserving the right to sue thereafter for any balance remaining due after credit for the net rental actually received or estimated to be received. Any balance thus due shall be considered rental due under this Lease and shall be secured by Lessor’s privilege and right of detention. Exercise of this right of re-entry and privilege to re-let shall not in any way prejudice Lessor’s right to hold Lessee liable for any amount due under this Lease in excess of the amount for which the property is re-let. In addition, if Lessee fails or refuses to permit Lessor to re-enter the premises, Lessor shall have the right to eject Lessee in accordance with the provisions of Louisiana Code of Civil Procedure, Articles 4701-4735, without forfeiting any of Lessor’s rights under this paragraph or under the other terms of this Lease, and Lessor may at the same time or subsequently sue for any money due or to enforce any other rights which Lessor may have. Lessee waives all legal notice to vacate the Leased Premises. Lessor may remove, or cause to be removed, all effects from the Leased Premises and store the same in Lessor’s or Lessee’s name, but at the sole cost, expense and risk of Lessee, without liability to Lessor for loss or injury thereto, and without prejudice to Lessor’s lien and privilege securing all the sums aforesaid. In the event of any default, Lessee shall remain responsible for all damages or losses suffered by Lessor. Lessee waives any requirement of “putting-in-default” for any such breach, except as expressly required by this Lease. Failure strictly and promptly to enforce the conditions set forth above shall not operate as a waiver of Lessor’s rights. Lessor expressly reserves the right always to enforce payment of rent or to cancel this Lease regardless of any indulgences or extensions previously granted. Lessor’s accepting any rent in arrears, or after notice of institution of any suit for possession, or for cancellation of this Lease, will not be considered as a waiver of such notice or of the suit, or of any of the other rights of Lessor.

7.02 Amount Recoverable. Nothing contained in this Lease shall limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing

Lessor:	CGG

Lessee:	MJM

the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.03 Cumulative Remedies. The specific remedies to which Lessor or Lessee may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

7.04 Attorney’s Fee. In case Lessee or Lessor makes or threatens default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any amount due or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, the defaulting party agrees to pay the reasonable attorneys’ fees of the non-defaulting party.

7.05 Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder. Waiver by Lessor of any breach of any covenant or covenants of this Lease shall be limited to the particular covenant, and shall not operate nor be deemed to waive any future breaches of the same covenant or covenants nor of any other covenant or covenants.

ARTICLE VIII

MISCELLANEOUS

8.01 Notices. Any notice to be given under this Lease by Lessor to Lessee, or by Lessee to Lessor, shall be considered as duly given if made in writing, addressed to the other party by (a) certified mail, return receipt requested; (b) hand delivery by a reputable courier service requiring receipt on delivery, or (c) delivery by a national or regional overnight courier service, to the following addresses, or to such address of Lessor as Lessor may from time to time designate in writing or to such address of Lessee as Lessee may from time to time designate in writing:

LESSOR:	Bon Carre’ Business Center, II, LLC
5630 Bankers Avenue
Baton Rouge, La. 70808
Tel. (225) 924-7206
Fax (225) 924-1235

LESSEE:	Affirmative Property Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, TX 75001
	Attention:	General Counsel
Tel.: 630-560-7080
Fax: 630-560-7013

With a copy to:	Affirmative Insurance Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, TX 75001
	Attention:	Chief Financial Officer
Tel.: 630-560-7205
Fax: 630-560-7013

Notice shall be effective upon the earlier of actual receipt of forty-eight (48) hours after deposit in the U.S. Mail or permitted courier. Notices of any default by Lessor shall be given by Lessee to any mortgagee of whom Lessee has been notified in writing, and said mortgagee shall have the right to cure said default within the same period of time that Lessor is given under the Lease for such default.

8.02 Additional Clauses. It is further understood and agreed that any charges against Lessee by Lessor for supplies, services, or for work done on the Leased Premises by order of Lessee, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent due and unpaid.

8.03 Successors and Assigns. Each of the provisions of this Lease shall extend to and shall, as the case may require, subject to the provisions of 5.02 and 6.06 hereof, bind and inure to the benefit not only of Lessor and Lessee, but also to their respective successors, assigns, heirs and legal representatives.

8.04 No Accord and Satisfaction. No acceptance by Lessor of a lesser sum than the rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Lessor or to Lessor’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Leased Premises unless agreed to in writing by Lessor at the time.

8.05 Headings. The titles of the Articles and Sections are for convenience only and are not to be considered in construing this Lease.

8.06 No Reservation, Etc. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Leased Premises or an offer to lease.

8.07 Mortgage. Lessor reserves the right to subordinate this Lease or any part of it at any time from time to time to the lien of any mortgage or mortgages presently existing or hereafter placed upon the Lessor’s interest in the Leased Premises, or upon the land of which the Leased Premises are a part or upon any building hereafter placed upon the land of which the Leased Premises form a part. Lessee agrees to execute and deliver, upon Lessor’s demand, any further instruments subordinating this Lease or any part of it which Lessor may require. Any such mortgage shall, however, recognize the validity and continuance of this Lease in the event of foreclosure of the Lessor’s interest or in the event of conveyance in lieu of foreclosure, as long as the Lessee shall not be in default.

Lessor:	CGG

Lessee:	MJM

Within ten days after request by Lessor, Lessee will deliver in recordable form a certificate to Lessor or to any proposed mortgagee or purchaser certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets to it or, if so, stating those claimed by Lessee, and the dates to which the Fixed Rent, Percentage Rent and Additional Rent have been paid and to such other matters as such proposed mortgagee or purchaser shall reasonably require. Lessee irrevocably appoints Lessor as agent and attorney in fact with full power to execute and deliver in the name of Lessee any such instruments or certificates should Lessee fail to respond, execute and deliver in a timely manner.

8.08 Severability. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease and the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.09 In Solido Obligation. Notwithstanding or limiting any other provision of this Lease, each party executing this Lease on behalf of Lessee shall be liable in solido (each lessee shall be liable for the entire amount of the obligation) for the default, breach or violation of any and all covenants and obligations of Lessee contained in this Lease.

8.10 Late Charge. Anything in this Lease Agreement to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Lessee, at Lessor’s option, shall pay a “late charge” of five percent (5%) of the then prevailing monthly rental, when any installment of rent is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by Lessor and shall not be considered interest. Further, if Lessor shall advance payments on Lessee’s behalf as provided herein, said sums advanced shall bear interest at the prime rate of Chase Manhattan Bank, as said prime rate may vary from time to time, from date of disbursement until paid by Lessee to Lessor. Lessor shall be subrogated to all the rights of the entities to which it may make such payments.

8.11 Time of Essence. Intentionally Deleted

8.12 Mechanic’s Lien. Should any mechanics or other liens be filed against any portion of the Leased Premises or Building by reason of Lessee’s acts or omissions or because of a claim against Lessee, Lessee shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Lessor.

8.13 Counterparts. This lease may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

8.14 Parking. Lessee shall be entitled to the non-exclusive use of the non-reserved general parking lot adjacent to the Building for Lessee’s employees and invitees. Lessee’s use of all such parking facilities shall be subject to Lessor’s rules and regulations pertaining thereto, as said rules and regulations may be amended and supplemented from time to time.

8.15 Use of Common Areas. Lessee, its employees and customers, are granted the nonexclusive right to use the common area of the Shopping Center. “Common Area” means all sidewalks, driveways, parking areas, loading areas, access roads, service drives, signs and equipment provided by Lessor for common or joint use and benefit of Lessor and the occupants of the Shopping Center, their employees and customers. The Common Area is not dedicated to public use, shall be used in conjunction with the other tenants in the Shopping Center, their customers and employees, and shall at all times be subject to the exclusive control, supervision and management of Lessor. Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all Common Area. Lessor shall maintain and operate the Common Area. Lessor shall have the right from time to time to change the size, area, grade, location and arrangement of parking areas, service roads, entrances, exits, approaches and other common areas; to regulate the parking areas; to restrict parking by tenants, their officers, agents and employees to employee parking areas; periodically to close a portion of the parking areas, service roads, exits, entrances, approaches or sidewalks, for purposes of repair, construction and reconstruction and to such extent as may be sufficient legally to prevent a dedication of them and Lessor shall have the right to do any other acts in and to the Common Area which Lessor shall determine to be advisable for improvement of the convenience and use of the Common Area by tenants, their employees and customers.

8.16 Applicable Law. The laws of the State of Louisiana shall govern the interpretation, validity, performance and enforcement of this Lease.

8.17 Recording. Lessee shall not record this Lease without the written consent of Lessor; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called “Short Form” of this Lease for the purposes of recordation. Said memorandum or Short Form of this Lease shall describe the parties, the Leased Premises and the Lease Term and shall incorporate this Lease by reference. Lessee shall record this Lease or said Short Form at the request of Lessor, and shall pay the cost for recording same.

8.18 Entire Agreement. This Lease and the exhibits hereto, if any, set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

8.19 No Partnership. Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of its business or otherwise, or joint adventurer or member of a joint enterprise with Lessee.

8.20 Other Provisions.

i.)	Broker: Lessor, its successors or assigns agree to pay Dillon Corporate Services, Inc. dba Cresa Partners Dallas (hereinafter referred to as Broker), its successors, or assigns, a commission of four percent (4%) of the net rents due during the primary lease term only in accordance with a separate agreement.

ii.)	Janitorial Service: Beginning on the first Monday after Lessor’s receipt of Lessee’s certificate of occupancy for Space A-1 or A-2, Lessor shall begin providing janitorial services for the Leased Premises that the Certificate of Occupancy has been received.

Lessor:	CGG

Lessee:	MJM

iii.)

First Right of Refusal: The Lessor will notify the Lessee in writing at the time additional office space becomes available in the area of the Building shown on the attached Exhibit “A-1 & A-2” that is located in any vacated or empty space immediately adjacent to Space A-1 or Space A-2, and Lessee shall have the option, exercisable by notice to the Lessor within thirty (30) days after receipt of such notice, to lease all or any portion of such space upon the same terms and conditions applicable to existing office space covered by this Lease, except as otherwise may be provided herein. Rent shall commence on the date the Lessor delivers the additional area to the Lessee (1) free of other tenants and occupants and (2) with all pre-occupancy fit-up and alteration work completed in accordance with the terms and conditions to be agreed upon by both parties, except that the Lessee shall be responsible for all costs related to the buildout of the expansion premises that exceed the terms and conditions agreed upon. The Lessee shall submit its plans and specifications for such space no later than forty-five (45) days after it gives notice exercising this option. The parties shall either enter into a supplemental agreement to this Lease or, at the Lessee’s or Lessor’s option, enter into a separate agreement, which shall be coterminous herewith. Notwithstanding the foregoing, Lessee shall have the right to expand into any vacated or empty office space immediately adjacent to Space A-1 or Space A-2 that becomes available of the Building shown on the attached Exhibit “A-1 & A-2” prior ot the expiration of month sixty-one (61) of the initial Lease Term and prior to the expiration of the first (1st) month of any extension term under the same terms and conditions of the lease (ie, Lessee Improvement Allowance shall equal the prorated allowance of the Leased Premises at Commencement.

iv.)	Lessee Improvements: Included in the base rental, Lessor will provide Lessee with a lessee improvement allowance of $17.86 per rentable square foot for Space A-1 and Space A-2, not to exceed Nine Hundred Twenty Five Thousand Five Dollars ($925,005.00), to be used by Lessee for improvements to the entire Leased Premises “as is” condition at the execution of this Lease (the “Lessee Improvement Allowance”). The Lessee Improvement Allowance may be used by Lessee for any and all real estate related expenses, including, but not limited to, design fees, architect and engineering fees, construction in the Premises, special installations, finishes, telephone and computer wiring, Lessee’s project management fees, consulting fees, moving related expenses, furniture, fixtures and equipment. Lessee and Lessee’s contractor constructing the Lessee improvements will not be required to purchase building-stocked materials or to use building standard materials. Lessee will not be charged for parking or consumption of utilities during the Construction of the Leased Premises.

The terms of the Lessee Improvement Allowance disbursement are as follows:

(i)	Lessee shall have substantially completed the renovation to the Leased Premises Space and provided documentation confirming as such from Lessee’s architect and contractor to Lessor;

(ii)	Lessor shall have received a copy of Lessee’s certificate of occupancy and Lessee is opened for business;

(iii)	Lessee shall have provided and Lessor shall have approved the Certificate of Insurance as required by Section 1.03;

(iv)	Lessee shall have provided Lessor with lien waivers from all contractors, laborers, and materialmen who have provided work, services or material for Lessee’s work to the Premises in excess of Two Thousand and No/100 Dollars ($2,000.00).

(v)	Lessee shall have executed and delivered to Lessor a Commencement and Termination Agreement substantially the same as forth in Exhibit “E” setting forth the commencement and expiration of the original Lease term and the commencement of rent; and

(vi)	Lessee shall have paid to Lessor the costs; (A) incurred by Lessor in completing Lessee’s construction work, (B) of any additional work by Lessor to the Leased Premises required by Lessee’s additions to its plans and specifications in excess of Lessor’s work and (C) incurred by Lessor by reason of Lessee failing to provide Lessor with Lessee plans, specifications or drawings as required by Section Exhibit “A” hereto. In the event Lessee has not paid the sums set forth in this (vi), Lessor shall have the right to deduct the same from the Lessee Improvement Allowance to be paid hereunder.

Pending Lessee’s full compliance with the terms and conditions contained herein of this Section 8.20 (iv) of this Lease, Lessor shall request in writing that Lender, in accordance with normal practices, release to Lessor and/or Lessee funds from one or more Reserve Accounts to the extent funds are available therein, for payment of costs incurred by Lessor/Borrower in connection with the expenses for which such Reserve Account is maintained in accordance with Lender’s Mortgage and Collateral Loan documents for the Building. Together with each such request, which shall not occur more frequently than once in any thirty (30) day period and provided; (i) that no event of default has occurred and is continuing; (ii) Lessee shall furnish to Lessor and Lessor shall furnish to Lender with copies of bills, lien waivers and other documentation reasonably required by Lender to establish such costs are reasonable and are substantially in accordance with market rates, (iii) that the work relating thereto are then due or have been paid. Lessee and Lessor hereby acknowledge that, in accordance with the Mortgage and Collateral Loan Documents for the Building, the Lender shall approve or disapprove such request within ten (10) Business Days after Lender’s receipt of such request and, if approved, Lender shall release the funds to Lessor or Lessor’s designee within ten (10) Business Days after Lender’s approval.

Lessor:	CGG

Lessee:	MJM

After regular building hours, air conditioning will be furnished at Lessee’s request at the rate of $60.00 per hour of usage for Space A-1 and Space A-2 which rate is subject to change based on rate increases from Entergy. Request for such service must be received by Lessor’s management agent in writing no later than 4:00 p.m., or Lessor, at its option, may charge an additional $150.00 per day per request.

IN WITNESS WHEREOF, the parties have hereunto executed this Lease Agreement in multiple copies on the dates and at the places indicated hereinbelow.

Baton Rouge, Louisiana, this 18th day of September, 2009.

WITNESSES AS TO LESSOR:	BON CARRE’ BUSINESS CENTER, II, LLC, LESSOR

	BY:	COMMERCIAL PROPERTIES MANAGEMENT CORPORATION, ITS AGENT

/s/ Richele D. Rome		BY:	/s/ Christopher Gavrelis
Printed Name: Richele D. Rome		PRINTED NAME:	Christopher Gavrelis
		TITLE:	Vice President
/s/ Aloma Dias	DATE:		9-18-09
Printed Name: Aloma Dias

Baton Rouge, Louisiana this 18th day of September, 2009.

Lessor:	CGG

Lessee:	MJM

WITNESSES AS TO LESSEE:	AFFIRMATIVE PROPERTY HOLDINGS, INC.,
LESSEE

Gregg R. Luedde	BY:	/s/ Michael J. McClure
Printed Name: Gregg R. Luedde		PRINTED NAME:	Michael J. McClure
		TITLE:	Executive Vice President & CFO

Kristy Pirrello	DATE:	9/14/09
Printed Name: Kristy Pirrello

Lessor:	CGG

Lessee:	MJM

ATTACHMENTS:

Exhibit “A” Lessor and Lessee Construction Obligation

Exhibit “A-1” Leased Premises

Exhibit “A-2” Leased Premises

Exhibit “B” Rules and Regulations

Exhibit “C” Legal Description of Business Center

Exhibit “D” Signage Criteria Regions

Exhibit “E” Commencement and Termination Agreement

Exhibit “F” Janitorial Service Obligations

Exhibit “G” Guaranty of Lease

Exhibit “H” Guarantor’s Corporate Resolution

Lessee Corporate Resolution

Lessor’s Acknowledgment

Lessee’s Corporate Acknowledgment

Lessor:	CGG

Lessee:	MJM

LESSEE’S CORPORATE RESOLUTION

RESOLVED by the Board of Directors of AFFIRMATIVE PROPERTY HOLDINGS, INC., that                                         ,                                          of this corporation, be and he/she is hereby authorized for and on behalf of this corporation, as Lessee, to rent, take, receive and Lease from the party named in the Lease as Lessor, and to execute, negotiate, sign, make and receive a written Lease from the Lessor covering the premises located in the Shopping Center described above.

FURTHER RESOLVED, that this Lease may be for such space, at such rental and other considerations, for such terms, in such form, and may contain such stipulations, provisions, covenants, conditions and agreements as the officer named above may consider as appropriate or advisable, in his/her own judgment and discretion.

FURTHER RESOLVED that the above-named officer is authorized to do anything and everything necessary or which he/she may consider necessary or which he/she may consider desirable to complete, execute and receive delivery of the Lease, and effect the purposes of this resolution, all of his/her acts to this end being ratified and confirmed.

* * * * * * * * * * * * * *

CERTIFICATE

I hereby certify that I am the Secretary of the corporation named in the above Lease as Lessee, and that the foregoing corporate resolution was adopted properly by the Board of Directors of the corporation at a meeting duly called and held on the          day of             , 2009, at which a quorum was present.

SIGNED at                                              ,                                         , on this             day of September, 2009.

SECRETARY

SECRETARY’S CERTIFICATE

I hereby certify that I am the Executive Vice President, General Counsel and Secretary of Affirmative Property Holdings, Inc. (“the Company”), the corporation named as Lessee in that certain lease agreement by and

Lessor:	CGG

Lessee:	MJM

between Bon Carre’ Business Center, II, LLC and APHI for property located at the Bon Carre’ Business Center in Baton Rouge, Louisiana.

I further certify that the following corporate resolutions were duly adopted by the Board of Directors of the Company by unanimous written consent:

NOW, THEREFORE, BE IT RESOLVED, that, having duly considered and discussed the substantive terms, conditions and ramifications of the proposed Lease, the Board hereby authorizes the Company, as Lessee, to rent, take, receive and lease from the party named in the Lease as Lessor, and for the appropriate officers of the Company, including, but not limited to, the Executive Vice President and Chief Financial Officer and the Executive Vice President, General Counsel and Secretary, to execute, negotiate, sign, make and receive a written lease agreement from the Lessor (on substantially similar terms as set forth in the Lease) covering the premises located in the Bon Carre’ Business Center.

FURTHER RESOLVED, that the written lease agreement may be for such space, at such rental and other considerations, for such terms, in such form, and may contain such stipulations, provisions, covenants, conditions and agreements as the executing officer named may consider as appropriate or advisable, in his own judgment and discretion.

FURTHER RESOLVED that the above-named officers of the Company are authorized to do anything and everything necessary or which they may consider necessary or which they may consider desirable to complete, execute and receive delivery of a lease agreement containing substantially similar terms to those as set forth in the Lease, and effect the purposes of this resolution, all of said officer’s acts to this end being ratified and confirmed.

BE IT FURTHER RESOLVED, that the Secretary and the Assistant Secretary of the Company be, and each of them hereby is, authorized to certify to the adoption and approval of these resolutions and the name of each officer of the Company authorized to sign for the Company, as herein provided, and the office held by such officers; and

BE IT FURTHER RESOLVED, that by execution of this action, the undersigned Directors hereby waive any and all notice required by its documents of governance and conduct and the laws of the State of Texas; and

BE IT FINALLY RESOLVED, that these resolutions shall be filed with the minutes of the proceedings of the Directors and shall have the same force and effect as if adopted at a duly called and held meeting of the Directors.

SIGNED at Burr Ridge, Illinois on this 31st day of August, 2009.

AFFIRMATIVE PROPERTY HOLDINGS, INC.

/s/ Joseph G. Fisher
Joseph G. Fisher
Executive Vice President, General Counsel and Secretary

Lessor:	CGG

Lessee:	MJM

LESSOR’S ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

BEFORE ME, the undersigned Notary Public in and for the Parish and State aforesaid, duly commissioned and qualified, on this day personally came and appeared:

CHRISTOPHER G. GAVRELIS, VICE PRESIDENT OF COMMERCIAL PROPERTIES MANAGEMENT

CORPORATION,

AGENT FOR BON CARRE’ BUSINESS CENTER, II, LLC

represented herein through its duly authorized undersigned officer, known to me to be the person named in and who executed the above and foregoing Lease on behalf of said corporation, and who acknowledged to me in the presence of the undersigned competent witnesses that he executed the same as the free and voluntary act and deed of said corporation for the uses, purposes and objects therein expressed,

IN WITNESS WHEREOF, I have hereunto affixed my official signature and seal in the Parish of East Baton Rouge, Louisiana, on this 18th day of September, 2009 in the presence of said witnesses.

/s/ Christopher G. Gavrelis
CHRISTOPHER G. GAVRELIS, APPEARER

/s/ Andrew T. McMains
NOTARY PUBLIC

Printed Name:	Andrew T. McMains
Notary I.D. or Bar Roll No.:	23864
My Commission Expires:	At Death	(NOTARY’S SEAL)

Lessor:	CGG

Lessee:	MJM

LESSEE’S CORPORATE ACKNOWLEDGMENT

STATE OF ILLINOIS

PARISH/COUNTY OF DUPAGE

BEFORE ME, the undersigned Notary Public, in and for the Parish/County and State aforesaid, duly commissioned and qualified, on this day, personally came and appeared:

MICHAEL J. McCLURE, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF

AFFIRMATIVE PROPERTY HOLDINGS, INC.

(the “Company”) herein representing said corporation, of lawful age of majority known to me to be the person named in and who executed the above and foregoing lease, and acknowledged to me, in the presence of the undersigned competent witnesses, that he is the duly authorized representative for the Company, and that he executed the same as the free and voluntary act and deed of the Company for the uses, purposes and consideration therein expressed.

IN WITNESS WHEREOF, I have hereunto affixed my official signature and seal in the Parish/County of DuPage, Illinois, on this 14th day of September, 2009 in the presence of said witnesses.

/s/ Michael J. McClure
MICHAEL J. McCLURE, APPEARER

/s/ Sara J. Hawkins
NOTARY PUBLIC

Printed Name:	Sara J. Hawkins
Notary I.D. or Bar Roll No.:
My Commission Expires:	5/9/12	(NOTARY’S SEAL)

Lessor:	CGG

Lessee:	MJM

EXHIBIT A

LESSOR AND LESSEE CONSTRUCTION OBLIGATIONS

SPACE A-1 and A-2

Permits:

Space Plan and specifications for Space A-1 and Space A-2 shall be prepared and attached to this Exhibit A once reviewed and approved by Lessee and Lessor. Lessee shall submit space plan and specifications to Lessor for review within fifteen (15) days of receipt of a fully executed Lease. Upon completion of final architectural plans and specifications as approved by Lessor, Lessee shall apply for all necessary permits from all governmental authorities (“Building Permit”) at its sole expense. Lessee hereby agrees to make all commercially reasonable efforts to obtain the Building Permit as quickly as possible and complete the renovations to the Leased Premises within sixty (60) days from receipt of the necessary permits from governmental authorities, subject to causes of force majeure.

Upon Lessor’s acknowledged receipt of the final plans and specifications from Lessee, Lessor shall provide comment, requests, and/or revisions within five (5) business days. Failure by Lessor to respond within five (5) days shall be deemed to be approved by Lessor. Once final plans are agreed upon by all parties, any additional charges, expenses, or costs arising by reason of subsequent change, modification, or alteration in the approved general plans and specifications made at the request of the Lessee, including architect’s fees, shall be at the sole and expense of Lessee.

Lessee acknowledges construction cannot commence until Lessor receives (i) a fully executed Lease; (ii) and approves construction drawings; (iii) copy of general contractor’s professional license and proof of insurance naming Lessor as additional insured; and, (iv) copy of Lessee’s Building Permit.

All construction permits and fees required for Lessee’s Improvements shall be obtained by Lessee prior to construction commencing. Lessee shall not occupy the Leased Premises until Lessor has received and approved written notification from Lessee’s architect that the Leased Premises are substantially complete to the extent of Lessee’s work as specified in this Exhibit A, including Lessor’s receipt of authorization, issued by the appropriate state government or local agency thereof stating that the Premises may be lawfully be occupied for the uses permitted by this Lease. The Lessee shall be responsible for promptly obtaining its Certificate of Occupancy once its work is completed. Lessee shall provide Lessor with a copy of the Certificate of Occupancy within twenty-four (24) hours of receipt by Lessee.

All modifications and renovation to the Leased Premises provided by Lessee shall be in compliance with Codes required by State, Federal, National, and local governing agencies.

LESSOR’S WORK:

Space A-1:

Electrical:

Lessor shall provide the necessary mains, conduits and electrical service in order that electricity may be furnished to the Leased Premises in Space A-1 by the provider of such utility, with adequate electrical capacity for standard office requirements including but not limited to interior ceiling lighting, wall receptacles, switches, and emergency light fixtures. Lessor shall ensure that the foregoing electrical distribution facilities and capacities provided to Lessee for Space A-1 are adequate for Lessee’s normal office usage, including any expansion space leased by Lessee hereunder, pursuant to written specifications approved in advance by Lessor for said work.

Lessee shall be responsible for special electrical, specialty wiring, fiber, cable, and voice/data drops, backup system (UPS) and any emergency generator system, including any electrical sub-panels to be installed in connection with any such emergency generator system with respect to Space A-1.

Within thirty (30) days after Lessor’s receipt of a building permit and Lessor’s receipt and approval of plans and specifications provided by Lessee showing in detail the electrical service and gear required to provide emergency generator service to mission critical areas only in the Leased Premises, Lessor shall provide the electrical transfer disconnect switch necessary to accommodate the Leased Premises and Lessee’s generator. If said electrical transfer disconnect switch has not been provided by Lessor within the time set forth above, Lessee shall be permitted to provide said electrical transfer disconnect switch and set off the costs of the sub panel and its installation against its first monthly payment of rent under the Lease.

HVAC – Heating, Ventilation, and Air-Conditioning:

Lessor shall provide the existing HVAC system in Space in A-1 in normal operating condition of sufficient volume to provide adequate service for the Leased Premises including non-directional diffusers, standard heat/cool thermostats mounted 5’-0” AFF in various areas throughout the office including modifications that may be necessary for monitoring the HVAC system as required by Lessor. Lessor shall not be responsible to provide supplemental HVAC for computer server areas.

Within thirty (30) days after Lessor’s receipt of a fully executed Lease Lessor shall provide Lessee written documentation from a HVAC contractor licensed in the State of Louisiana confirming the existing HVAC system has been inspected, repairs completed if necessary and the system is in normal working order.

Location and Pad for Free Standing Generator:

Lessor shall provide one (1) concrete slab (“Generator Pad”), containing measurements of approximately (10’) feet in width by eighteen (18’) feet in length with a thickness of approximately 4” in depth with pipe bollards located on or near each corner in a general location adjacent to or near the Leased Premises to accommodate a free standing generator to be provided and installed by Lessee. The Generator Pad location shall be mutually agreed upon by Lessee and Lessor and located in an area necessary for Code compliance, as required by local governing authorities.

Debris

Lessor:	CGG

Lessee:	MJM

Lessor shall remove all debris not anchored to floors, walls and/or ceilings, including but not limited to boxes, trash and the like.

LESSOR’S WORK:

Space A-2:

HVAC – Heating, Ventilation, and Air-Conditioning:

Lessor shall provide twenty-four (24) additional tons of HVAC in addition to the existing 70 tons of HVAC (for a total of 97.5 tons), consisting of roof top package units with plenum for Space A-2, located in the (approximate) 23,188 square foot area of Space A-2, formerly referred to as Unit 20 and Unit 21 (in order to meet the fresh air requirement mandated by applicable code), in normal operating condition of sufficient volume to provide adequate service for the Leased Premises. Lessor, to the best of its ability, shall coordinate the location of said rooftop package units with Lessee’s architect prior to installation. Lessor shall not be responsible to provide supplemental HVAC for computer server areas. The costs attendant to the provision of the additional 24 tons of HVAC shall be split equally between Lessor and Lessee (subject to a Thirty-Three Thousand Six Hundred and No/100 U.S. Dollar ($33,600.00) limitation on the part of Lessor) in the event that Lessee provides Lessor with written evidence of any applicable state, local or municipal laws, codes, rules or regulations requiring the additional 24 tons of HVAC service in connection with Lessee’s projected use of Space A-2. In the event that Lessee is unable to provide written evidence in this regard, Lessor shall (upon Lessor’s receipt of any necessary lien waiver(s) and the reasonable satisfaction of Lessor’s building representative), contribute the lesser of: (i) Fifteen Thousand and No/100 U.S. Dollars ($15,000.00) or (ii) one-half (1/2) of the actual costs attendant to the provision of any additional HVAC tonnage in excess of the 70 tons of HVAC Lessor is providing in connection with Space A-2.

Within thirty (30) days after Lessee’s General Contractor has provided the electrical power necessary to operate the HVAC system for the entire Leased Premises referred to herein as Space A-2 Lessor shall provide Lessee written documentation from a HVAC contractor licensed in the State of Louisiana confirming the HVAC system has been inspected, repairs completed if necessary and the system is in normal working order.

Location and Pad for Free Standing Generator:

Lessor shall provide one (1) concrete slab (“Generator Pad”), containing measurements of approximately (10’) feet in width by eighteen (18’) feet in length with a thickness of approximately 4” in depth with pipe bollards located on or near each corner in a general location adjacent to or near the Leased Premises to accommodate a free standing generator to be provided and installed by Lessee. The Generator Pad location shall be mutually agreed upon by Lessee and Lessor and located in an area necessary for Code compliance, as required by local governing authorities.

Electrical:

Subject to a maximum incurred expense of Thirty Thousand and No/100 U.S. Dollars ($30,000.00), Lessor shall provide the necessary mains, conduits and electrical service in order that electricity may be furnished to the Leased Premises in Space A-2 by the provider of such utility, with adequate electrical capacity for standard office requirements including but not limited to interior ceiling lighting, wall receptacles, switches, and emergency light fixtures. Subject to the $30,000.00 limitation referenced in this paragraph, Lessor shall ensure that the foregoing electrical distribution facilities and capacities provided to Lessee for Space A-2 are adequate for Lessee’s normal office usage, including any expansion space leased by Lessee hereunder, pursuant to written specifications approved in advance by Lessor for said work.

Lessee shall be responsible for special electrical, specialty wiring, fiber, cable, and voice/data drops, backup system (UPS) and emergency generator system, including any electrical sub-panels or transfer disconnect switches to be installed in connection with any such emergency generator system with respect to Space A-2.

Debris

Lessor shall remove all debris not anchored to floors, walls and/or ceilings, including but not limited to boxes, trash and the like.

LESSEE’S WORK:

Space A-1 and Space A-2

Except as noted above, Lessee agrees to accept the entire Leased Premises in “as is” condition. Lessee’s work shall be completed by Lessee at its sole cost and expense, shall conform to all applicable codes and shall include but not limited to the following:

Demolition

Lessee shall perform all demolition work required by Lessee of the Leased Premises, cleaned of all debris.

Interior Construction:

All modifications to the Leased Premises required by Lessee for operational occupancy, including but not limited to:

a)	Walls: All interior partitions, curtain walls, reception, office, breakroom, file, copier and storage walls to code, including all related painting or covering interior wall surfaces.

b)	Floors: Removal of existing flooring and/or carpeting, slab preparation and provision of all floors covering and base.

c)	Furniture & Fixtures: All office furnishings and fixtures, molding, and cornices.

Lessee shall provide all standard interior sheetrock walls, with 6” metal studs, insulated, with 5/8” fire-rated gypsum board to roof deck, as shown on the space plan attached to and made a part of this Exhibit. These sheet-rocked walls are to be taped, floated and painted in a color chosen by Lessee.

Acoustical Ceiling:

All modifications required by Lessee for operational occupancy including the installation or replacement of 2’0” x 2’ 0” standard grid system with non-directional, fissured, acoustical ceiling panels @ 10’ 0” AFF, consistent with grid ceiling typically systems installed in the Bon Carre’ Business Center for an office of this approximate size.

Lessor:	CGG

Lessee:	MJM

Doors;

Front entry from interior corridor shall be consistent with the glass entry system typically installed in the Bon Carre’ Business Center for an office of this approximate size. The approximate 9’ 0” in width entry consists of three (3) glass panels, of which one (1) is a solid glass panel approximately 3’ 0” in width, located on each side of a single 3’ 0” glass door, and shall include building standard hardware, deadbolt with door closure, weather stripping and threshold.

Rear egress door(s) shall be a 3’ 0” hollow metal door, with building standard hardware including lockset, deadbolt, door closer, weather stripping and threshold

Interior doors shall be either solid wood or hollow core paneled and painted set in hollow metal frame with 3- hinges and standard lockset.

HVAC – Heating, Ventilation, and Air-Conditioning:

Lessee shall provide and install necessary equipment and components, including distribution and return ducts, HVAC controls, thermostats all fully wired including electrical power to the units (including thermostats) which makes the existing units and system operational. Installed shall mean attached in the proper locations of the existing HVAC units and within the Leased Premises.

Electrical:

Lessee shall provide the necessary mains, conduits and electrical panel(s) in order that electricity may be furnished to the Leased Premises in Space A-2 by the provider of such utility, with adequate electrical power for standard office requirements including wiring of the lights, wall receptacles, switches, light fixtures and emergency light fixtures.

Lessee shall be responsible for special electrical, specialty wiring, fiber, cable, and voice/data drops, backup system (UPS) and emergency generator systems.

Emergency Lighting:

Exit lights over the front and rear doors. Wall-mounted emergency lighting per code.

Life Safety Provision:

Lessee shall reconfigure and provide the automatic sprinkler system (wet and dry) and all Life Safety Devices for the Leased Premises, as required to conform with local codes in accordance with the approved Plans and Specifications submitted to and approved by Lessor and the State of Louisiana Fire Marshal Office including but not limited to pull stations, sprinkler heads, smoke, heat, and duct detectors in accordance with NFPA 101 – Business and connect such devices to the existing fire panel servicing the entire Building by contract with Concept Electronics, the Lessor approved vendor. Lessee acknowledges this work cannot be completed until there is electrical power to the Leased Premises.

Additionally Lessee shall provide Lessor a copy of, (i) all plans, specifications and ‘change orders’ for the Leased Premises within five (5) days of execution and, (ii) any and all correspondence with the Louisiana State Fire Marshal including the drawings and specifications approved by the Office of the Fire Marshal Plan Review Department as required to conform with local codes and Factory Mutual (F.M.) in accordance with submitted plans and approval to the State of Louisiana Fire Marshall office.

Free Standing Generator:

Lessee shall provide and install at its sole expense the free standing generator, including utility service installation necessary to provide power to the generator, and all such connections required to enable the generator to provide power to the mission critical areas of the Leased Premises.

Telephone:

Lessee shall be responsible for the installation of telephone lines, telephones, computer cables connections, and computers.

Alarm System:

All modification or repair of the existing alarm systems and/or other productive devices shall be approved by Lessor prior to work commencing including the purchase and installation of same. Modification, repair and installation shall be at Lessee’s sole expense in accordance with NFPA 101 – Business code where applicable, including the necessary connection to the existing fire panel network servicing the Building by a licensed vendor approved by Lessor in writing prior to work commencing.

Locks:

Upon turnover of the Leased Premises from Lessor to Lessee, Lessee may re-key the front entry door(s) of the Leased Premises. Should Lessee prefer a security lock and/or access system (i.e. swipe card or biometric access) to the Leased Premises other than the building standard hardware or deadbolt systems referenced herein, procurement and installation of same shall be at the sole expense of the Lessee.

Fire Extinguisher:

Lessor shall provide a fire extinguisher in the Leased Premises. Lessee, at its sole cost and expenses shall be responsible for all maintenance, inspections, recharging, repairs and/or replacements, as required, of the fire extinguisher.

Use Specific Requirements:

Specifications for such equipment shall be submitted to Lessor for review and written approval prior to installation.

Lessor:	CGG

Lessee:	MJM

Appliances:

Lessee shall be responsible for providing all appliances Lessee requires for break area(s).

Lessor:	CGG

Lessee:	MJM

EXHIBIT A-1

Lessor:	CGG

Lessee:	MJM

EXHIBIT A-2

Lessor:	CGG

Lessee:	MJM

EXHIBIT B

RULES AND REGULATIONS

1.	Lessee shall not operate, or permit to be operated, any mechanical machinery, steam engine, boiler, or stove without Lessor’s written consent. Lessee will not allow the use of oil, burning fluids, kerosene, gasoline or other fuels to be used in the Leased Premises.

2.	No articles deemed as extra hazardous on account of fire or explosion shall be brought into the Leased Premises.

3.	With the exception of occasional meals and snacks prepared by and for employees and guests, Lessee shall not permit the preparation of food for consumption in the Leased Premises, nor the facilities for the preparation of food without written consent of Lessor. Lessee shall not use the Leased Premises for housing, lodging, sleeping, or any immoral or illegal purposes.

4.	Lessee shall not operate, or permit to be operated, any musical or sound producing instrument or device inside or outside the Leased Premises which may be heard outside the Leased Premises.

5.	Lessee shall not permit odors to emanate from the Leased Premises.

6.	Lessee shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same, and report any outside solicitor.

7.	Lessor reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. On Monday through Friday, during all hours on Saturday, Sunday and building holidays, all persons who do not present a pass to the Building, signed by Lessee. Each Lessee shall be responsible for all persons for whom he issued such pass and shall be liable to Lessor for all acts of such persons.

8.	Lessee shall not bring or permit to be brought into the Building any bicycle, or any vehicle, or dog (except in the company of blind persons), or other animal or bird.

9.	Lessee shall not install any radio or television antenna on the roof, or on, or in any part of the inside or the outside of the Building other than inside the Leased Premises, without the written consent of Lessor.

10.	Lessee shall not use any illumination or power for the operation of any equipment or device other than electricity which shall be provided by Lessor.

11.	No wires, cables, or lines shall be brought into the Leased Premises, nor shall there be permitted to operate, any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building.

12.	Lessor may retain a pass-key to the Leased Premises and be allowed admittance thereto at all times to enable its representatives to examine or exhibit said Leased Premises from time to time. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any change be made in existing locks. Each Lessee must upon his termination of tenancy restore to Lessor all keys to offices, restrooms and other areas.

13.	Lessee shall not paint, display, inscribe, maintain, or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside except on hallway doors of the Leased Premises, and then only such name or names or matter and in such color size, style, character, and material as may be first approved by Lessor in writing. Lessor reserves the right to remove, at Lessee’s expense, all matter other than that above provided for without notice to Lessee.

14.	Lessee shall not exceed the allowable floor load limit which may be established from time to time by Lessor.

15.	No smoking is permitted within the Building or within 40 feet of any entranceway to the Building.

16.	Any vehicle belonging to Lessee or any of its employees which is parked in the Building parking area shall be registered by Lessee with Lessor’s management agent. Neither Lessee nor any of its employees shall park in those areas designated as visitor parking, loading zone, fire lane or other restricted areas. Only vehicles bearing a handicap license plate shall park in areas designated for handicap parking. Any vehicle in violation of the parking rules shall, at Lessor’s option, be towed at the owner’s expense.

17.	Lessor reserves the right to make such other and further rules and regulations as in its judgment may be for the safety, care, and cleanliness of the Leased Premises and the Building and for the preservation of good order therein. Lessee agrees to abide by all such rules and regulations herein above stated and all such additional rules and regulations which are adopted.

Lessor:	CGG

Lessee:	MJM

EXHIBIT C

LEGAL DESCRIPTION OF BON CARRE BUSINESS CENTER

(i) TRACT N-1-A-1

A certain tract or parcel of ground, together with all of the building and other improvements thereon and all rights, privileges, and servitudes which run in favor thereof, located in Sections 71 and 72, Township 7 South, Range 1 East, East Baton Rouge Parish, State of Louisiana, and designated as Tract N-1-A-1 on the map entitled “Map Showing Subdivision of Tract N-1-A into Tract N-1-A-1 and Tract N-1-A-2, Being a Portion of the Bhalinger, Inc. Property located in Section 71 & 72, T7S – R1E, Greensburg Land District, Parish of East Baton Rouge, LA for Bon Carre’ Business Center, L.L.C.” prepared by C. Mistric Surveyors, Inc., a copy of which map is recorded at Original 773, Bundle 1194, official records of East Baton Rouge Parish, Louisiana, being more particularly described according to that ALTA Survey prepared by C. Mistric Surveyors, Inc. as follows:

Commence at the point of intersection of the North right-of-way line of Florida Boulevard and the West right-of-way line of Lobdell Boulevard (which is also the Point of Commencement of Tract N-1-A-2);

then proceed along the North right-of-way line of Florida Boulevard S 87º 52’ 00” W a distance of 273.16 feet to a point, which is the Point of Beginning;

then continue along the North right-of-way line of Florida Boulevard, S 87º 52’ 00” W a distance of 1076.84 feet to a point and corner marked by a  1/2 ” iron pipe;

then proceed N 01º 31’ 00” W a distance of 1918.23 feet to a point and corner marked by a  1/2” iron pipe located on the South right-of-way line of Harry Drive and corner;

then proceed along the South right-of-way line of Harry Drive N 83º 15’ 07” E a distance of 64.05 feet to a point by an “X-Mark”;

then continue along the South right-of-way line of Harry Drive along a curve to the left having a radius of 694.81 feet and a distance of 121.60 feet to a point marked by an “X”;

then continue along the South right-of-way line of Harry Drive N 73º 13’ 30” E a distance of 334.39 feet to a point marked by an “X”;

then continue along the South right-of-way line of Harry Drive along a curve to the right having a radius of 676.20 feet and a distance of 172.80 feet to a point marked by an iron rod;

then continue along the South right-of-way ling of Harry Drive N 87º 52’ 00” E a distance of 333.16 feet to a point marked by an iron rod and corner;

then proceed S 01º 31’ 00” E a distance of 1060.29 feet to a point and corner;

then proceed S 88º 29’ 00” W a distance of 10.72 feet to a point and corner;

then proceed S 01º 31’ 00” E a distance of 181.36 feet to a point marked by a railroad spike and corner;

then proceed S 36º 22’ 19” W a distance of 41.89 feet to a point marked by an “X” on a sidewalk and corner;

then proceed S 01º 31’ 00” E a distance of 480.22 feet to a point marked by an iron rod and corner;

then proceed N 88º 47’ 40” E a distance of 108.92 feet to a point and corner;

then proceed S 00º 56’ 07” E a distance of 290.79 feet to the Point of Beginning.

Lessor:	CGG

Lessee:	MJM

EXHIBIT D

SIGNAGE CRITERIA REGIONS

Lessor:	CGG

Lessee:	MJM

EXHIBIT E

COMMENCEMENT AND TERMINATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into this             day of August, 2009, by and between BON CARRÉ BUSINESS CENTER, II, LLC (“Lessor”), and AFFIRMATIVE PROPERTY HOLDINGS, INC. (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease Agreement dated August __, 2009, for certain real property (the “Premises”) located in the City of Baton Rouge, State of Louisiana (together with any amendments thereto, the “Lease”); and

WHEREAS, it is the desire of Lessor and Lessee to clearly define the terms of said Lease.

NOW, THEREFORE, it is agreed by and between Lessor and Lessee that:

The Rent Commencement Date of the Lease is                     .

The Primary Term of the Lease commenced on             , and shall terminate at 11:59 p.m., Baton Rouge, Louisiana time, on                     .

The Lease provides for two (2) Renewal Terms of five (5) years each.

Lessee has the right to renew such option by providing Lessor with written notice of its election to renew no later than 180 days prior to the expiration of the Primary Term or prior Renewal Term, as applicable.

The Lease is now in full force and effect and all terms and conditions of the Lease are hereby ratified and confirmed.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and year first above written.

WITNESSES:	BON CARRÉ BUSINESS CENTER, II, LLC

BY: COMMERCIAL PROPERTIES MANAGEMENT CORPORATION, ITS AGENT

Print Name:	BY:
Printed Name: Christopher G. Gavrelis
Title: Vice President

Print Name:	Date:

WITNESSES:	AFFIRMATIVE PROPERTY HOLDINGS, INC.

BY:

Print Name:	Print Name:

Title:

Date:

Print Name:

Lessor:	CGG

Lessee:	MJM

EXHIBIT F

JANITORIAL SERVICES OBLIGATIONS

Cleaning Times: 6:00 a.m to 7:00 p.m.

Cleaning Schedule:

Cleaning

A.	Offices

1.	All trash receptacles are to be emptied and trash removed to a collection point. Liners are to be replaced when damaged or torn.

2.	Vacuum all carpeting in traffic areas.

3.	Thoroughly dust all horizontal surfaces, including desktops, files, window sills, chairs, tables, pictures, and all manner furnishings.

4.	Remove fingerprints from exposed desktops, especially glass tops.

5.	Dust telephones.

6.	Dust mop hard surface floors with a non-treated dust-mop, taking care to remove dust and dirt from corners.

7.	Damp mop hard surface floors to remove any spillage or soiled areas.

8.	Wipe entrance metal inside and outside and remove finger marks from glass and adjoining plate glass walls.

9.	Spot clean any vertical glass.

10.	Remove carpet stains.

11.	Use high co-efficient, odorless disinfectant for proper sanitation.

12.	Turn off all lights upon completion of service, unless premises are occupied.

13.	Lock all perimeter doors unless otherwise directed by Tenant.

14.	Remove fingerprints and marks from and around light switches and door frames.

B.	Conference Rooms

1.	Wipe table tops clean leaving no smears or streaks.

2.	Vacuum all carpet following scheduled events.

3.	Remove wall marks.

C.	Breakroom

1.	Load and start dishwasher.

2.	Clean countertops and coffee bar.

3.	Sweep vinyl floors, including underneath tables and chairs.

4.	Clean outside of refrigerator, dishwasher and microwave.

5.	Wipe table tops clean, leaving no smears or streaks.

II.	Weekly Cleaning

A.	All Named Areas

1.	Dust all vertical surfaces of desks, file cabinets, chairs, tables, other furniture and furnishing.

2.	Power vacuum all carpeting, taking care to get into corners, along edges and beneath furniture.

3.	Buff hard surface floors so as to enable them to present the best possible appearance at all times.

4.	Damp wipe telephones using disinfectant.

5.	Dust fire enunciators and pull stations.

6.	Edge vacuum along baseboards.

7.	Damp mop floors with neutral cleaner.

III.	Monthly Cleaning

A.	All Named Areas

1.	Accomplish all high dusting not reached in the above mentioned cleaning.

2.	Top scrub and recoat vinyl floors.

3.	Remove fingerprints and marks from and around light switches and door frames.

4.	Vacuum all upholstered furniture.

5.	Dust and polish surfaces.

6.	Dust fire hose cabinets and fire extinguishers.

IV.	Special

1.	Review cleaning diary, correct any deficiencies nightly and note any uncorrected or pending deficiencies in writing in the cleaning diary.

Lessor:	CGG

Lessee:	MJM

EXHIBIT G

GUARANTY OF LEASE

FOR VALUE RECEIVED, in consideration for, and as an inducement to BON CARRE’ BUSINESS CENTER, II, LLC (“Landlord”) to enter into a lease (the “Lease”) with AFFIRMATIVE PROPERTY HOLDINGS, INC., as “Tenant”, on or about September     , 2009, covering the following described premises (the “Demised Premises”), to wit:

Those Leased Premises referenced herein as Space A-1 has the municipal address of 7163 Florida Boulevard, Baton Rouge, Louisiana, 70806. Those Leased Premises referenced herein as Space A-2 has the municipal address of 7305 Florida Boulevard, Baton Rouge, Louisiana, 70806.

The undersigned Affirmative Insurance Holdings, Inc. unconditionally guarantees to Landlord the full and timely performance of all of Tenant’s covenants, conditions, and agreements in the Lease, including without limitation the payment of rent and other charges due under the Lease. In addition, the undersigned expressly agrees that the validity of this Guaranty of Lease (the “Guaranty”) and the obligations of the undersigned shall not be terminated, affected, or impaired by reason of (i) any forbearance, receipt or release of security, settlement or compromise between Landlord and Tenant, (ii) the invalidity of the Lease for any reason whatsoever, or (iii) the release of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise, including without limitation, the rejection or assignment of the Lease in connection with any bankruptcy proceeding.

The undersigned further covenants and agrees as follows: This Guaranty shall remain in full force and effect as to any renewals, modification, amendment or extension of the Lease, and any holdover terms following the term of the Lease, whether or not known to, or approved by, the undersigned. No revocable subletting of the Demised Premises or assignment or other transfer of the Lease (or any interest therein) shall operate to extinguish or reduce the liability of the undersigned. In the event of any termination of the Lease by Landlord, the undersigned’s liability shall not be terminated, but the undersigned shall be and remain liable for all damages, costs, expenses and other claims which may arise under the Lease until all of Tenant’s obligations under the Lease are fully performed.

Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed to include the liability of the undersigned, jointly and severally, with Tenant. The liability of the undersigned for the obligations of the Lease shall be primary. In any cause of action that accrues to Landlord under the Lease, Landlord may, at Landlord’s option, proceed against the undersigned and/or Tenant, jointly and severally, or proceed against the undersigned upon having demanded performance of, commenced any action against, or obtained any judgment against Tenant. The undersigned agrees that in the event that this Guaranty is enforced by suit or otherwise, the undersigned will reimburse the Landlord, upon demand, for all reasonable expenses incurred in connection therewith, including without limitation, reasonable attorney’s fees.

It is further agreed that this Guaranty may be assigned by Landlord and that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Landlord, and shall be binding upon the heirs, executors, personal representatives, successors and assigns of the undersigned.

This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and the undersigned.

Lessor:	CGG

Lessee:	MJM

The undersigned irrevocably appoints Tenant as its agent for service of process related to this Guaranty.

This Guaranty shall be governed by the laws of the State of Louisiana.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:	/s/ Michael J. McClure
Name/ Title:	Michael J. McClure/Executive V.P.
Date:	9/14/09

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Lessor:	CGG

Lessee:	MJM

EXHIBIT H

GUARANTOR’S CORPORATE RESOLUTION

RESOLVED by the Board of Directors of AFFIRMATIVE INSURANCE HOLDINGS, INC., that Michael J. McClure, Executive Vice President and Chief Financial Officer of this corporation, be and he is hereby authorized for and on behalf of this corporation, as Guarantor, to guaranty the Lease of even date herewith (the “Lease”) between Affirmative Property Holdings, Inc. as Lessee, and Bon Carre’ Business Center, II, LLC, as Lessor, and to execute, negotiate, sign and make that certain Guaranty of Lease (the “Guaranty”) guaranteeing the obligations of Lessee under the Lease.

FURTHER RESOLVED, that the Guaranty shall cover those obligations of Lessee under the Lease as the officer named above may consider as appropriate or advisable, in his own judgment and discretion.

FURTHER RESOLVED, the Lease and obligations of Lessee are hereby acknowledged in by the officer named above.

FURTHER RESOLVED that the above-named officer is authorized to do anything and everything necessary or which he may consider necessary or which he may consider desirable to complete, execute and receive delivery of the Guaranty and the Lease, and effect the purposes of this resolution, all of his acts to this end being ratified and confirmed.

* * * * * * * * * * * * * *

CERTIFICATE

I hereby certify that I am the Secretary of the corporation named in the Guaranty as Guarantor, and that the foregoing corporate resolution was adopted properly by the Board of Directors of the corporation at a meeting duly called and held on the 9th day of September, 2009, at which a quorum was present.

SIGNED at Burr Ridge, Illinois, on this 14th day of September, 2009.

/s/ Joseph G. Fisher
Joseph G. Fisher, Executive Vice President,
General Counsel and Secretary

Lessor:	CGG

Lessee:	MJM